UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-1 /A
Amendment No. 2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAST COAST DIVERISIFIED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	5810	55-0840109
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

810 Franklin Court, Suite H
Marietta, Georgia 30067
(770) 953-4184
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

National Registered Agents, Inc. of NV
1000 East William Street, Suite 204,
Carson City, NV 89701
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph M. Lucosky, Esq.
Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
(732) 395-4400

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share, issuable pursuant to the Equity Credit Agreement	28,000,000	$0.016 (2)	$448,000 (3)	$52.01

(1)
We are registering 28,000,000 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge”), pursuant to an equity credit agreement (the “Equity Credit Agreement”) between the Southridge and the registrant, effective on July 1, 2011.  In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In the event that adjustment provisions of the Equity Credit Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of common stock of the registrant as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on August 15, 2011.

(3)
This amount represents the maximum aggregate value of common stock which may be put to Southridge by the registrant pursuant to the terms and conditions of the Equity Credit Agreement between Southridge and the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 19, 2011

EAST COAST DIVERSIFIED CORPORATION

28,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 28,000,000 shares of our common stock, par value $0.001 per share, by the selling security holder (the “Selling Security Holder”), which are Put Shares that we will put to Southridge pursuant to the Equity Credit Agreement.

The Equity Credit Agreement with Southridge provides that Southridge is committed to purchase up to $10,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Credit Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Credit Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  This offering will terminate twenty four (24) months after the registration statement to which this prospectus is made a part is declared effective by the U.S. Securities and Exchange Commission (the “SEC”).  Southridge will pay us 92% of the average of the lowest closing bid price of our common stock reported by Bloomberg, LP in any two trading days of the five consecutive trading day period commencing the date a put notice is delivered.

We will not receive any proceeds from the sale of these shares of common stock offered by the Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Equity Credit Agreement.  The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with this registration.

Our common stock is quoted on the OTCBB under the symbol “ECDC.OB.” The shares of our common stock registered hereunder are being offered for sale by the Selling Security Holder at prices established on the OTCBB during the term of this offering.  On August 15, 2011, the closing bid price of our common stock was $0.016 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2011

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that which is contained in this prospectus.  This prospectus may be used only where it is legal to sell these securities.  The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.  This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock.  If you have any questions regarding the information in this prospectus, please contact Kayode A. Aladesuyi, our President and Chief Executive Officer, at: East Coast Diversified Corporation, 120 Interstate North Parkway Suite 445, Atlanta, Georgia 20853 or by phone at (770) 953-4184.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  This summary does not contain all the information that a person should consider before investing in the Company’s securities.  A potential investor should carefully read the entire Prospectus, including “Risk Factors” and the Consolidated Financial Statements, before making an investment decision.

In this prospectus, “ECDC,” the “Company,” “we,” “us” and “our” refers to East Coast Diversified Corporation.

The Company

Background

East Coast Diversified Corporation (the “Company”, “East Coast”, “ECDC”, “we”, “us” or “our”), through its majority owned subsidiary, EarthSearch Communications International, Inc. (“EarthSearch”), offers a portfolio of Global Positioning System (“GPS”) devices, Radio Frequency Identification (“RFID”) interrogators, integrated GPS/RFID technologies and tag designs.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity and deliver real-time visibility of the supply chain through automation.  EarthSearch is an international provider of GPS and telemetric devices, applications and solutions for both consumer and commercial markets.  EarthSearch developed and created devices which feature the world’s first wireless communication between RFID and GPS technologies.  These devices provide real-time visibility of assets and goods in transit as well providing specialized security applications for sea ports, shipyards, and power and energy plants.

We generated revenues of $147,193, $129,248 and $463,283 and incurred net losses of $1,473,225, $2,496,892 and $806,057 for the years ended December 31, 2009 and 2010 and the nine months ended September 30, 2011, respectively.  We had cash of $766, $1,278 and $8,345 and accumulated deficits of $8,898,907, $10,781,919 and $11,587,976 as of December 31, 2009 and 2010 and September 30, 2011, respectively.  Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors included an explanatory paragraph in their report on the consolidated financial statements for the year ended December 31, 2010, regarding concerns about our ability to continue as a going concern.

The principal business offices of the Company are located at 120 Interstate North Parkway Suite 445, Atlanta, Georgia, 20853, and their telephone number at that address is (770) 953-4184.  We currently lease approximately 4,500 square feet of generic office space for $4,796 per month.  This lease expired on June 30, 2011 and was immediately renewed for a six month extension.  The Company will consider renewing the prior lease or seek a new office location at the beginning of the 2012 fiscal year.

Recent Developments

Effective as of March 7, 2011, the Company replaced KBL LLP (the “Former Accounting Firm”) as its independent registered public accounting firm and engaged Randall N. Drake, CPA PA, (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the year ended December 31, 2010.  The change in independent registered public accounting firm was not the result of any disagreement with the Former Accounting Firm.  On January 1, 2012, the New Accounting Firm changed its name to Drake & Klein CPA's. This change was reported to the PCAOB as a change of name and is not a change in auditors for the Company.

On June 3, 2011, the Company filed a certificate of amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to increase the Company’s authorized capital stock to 500,000,000 shares, par value $0.001 per share, including (i) 480,000,000 shares of common stock, par value $0.001 per share and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share.  The effective date of the Amendment is June 1, 2011.

On July 1, 2011 the Company entered into an Equity Credit Agreement with Southridge Partners II, LP (“Southridge”) pursuant to which the Company may put up to $10,000,000 of the Company’s common stock to Southridge subject to the terms and conditions therein .  The maximum number of shares that Southridge could sell based upon the current market price of $0.019, ignoring any caps on percentage ownership, would be 526,315,789 shares.  However, we are registering only an aggregate of 28,000,000 shares of common stock under the registration statement for issuance pursuant to the Equity Credit Agreement.  The 28,000,000 shares of the Company’s common stock will represent approximately 13.4% of shares outstanding immediately after exercise of the put right.

On October 23, 2011, (the “Execution Date”) Company entered into an a share exchange agreement (the “Rogue Paper Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue Paper”) and certain shareholders of Rogue Paper (the “Rogue Paper Shareholders”).

Pursuant to the Rogue Paper Share Exchange Agreement, the Company acquired fifty-one percent (51%) of the issued and outstanding shares of common stock of Rogue Paper (the “Rogue Paper Common Shares”) in exchange for two million five hundred thousand (2,500,000) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Shares”).  No sooner than twelve months from the Execution Date, the Preferred Shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million (50,000,000) shares of the Company’s common stock.

Commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share.  Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share.

Furthermore, the Company  may purchase up to an additional one million ($1,000,000) of Rogue Paper Common Shares, in intervals to be determined, over the course of the next twelve months following the Execution Date.

History

The Company was incorporated under the laws of the State of Florida on May 27, 1994, under the name Plantastic Corp., to engage in the business of purchasing and operating a tree farm and nursery.  The Company was unsuccessful in this venture and in March 1997, the Company amended its articles of incorporation, reorganized its capital structure and changed its name to Viva Golf, USA Corp.  The Company then acquired the assets of Viva Golf, USA Corp., a Delaware corporation, which consisted of a golf equipment marketing plan and other related assets.  The Company unsuccessfully engaged in the business of golf club manufacturing and marketing and ceased those operations in 1998.

The Company acquired 100% of the issued and outstanding shares of common stock of Lifekeepers International, Inc. in exchange for 1,000,000 of its newly issued shares under an Agreement and Plan of Reorganization on October 22, 1998.  In connection with this acquisition, the Company changed its name to Lifekeepers International, Inc.  On May 29, 2003, the Company changed its name to East Coast Diversified Corporation and changed its domicile to Nevada.  During 2001, the Company discontinued its operations, and remained inoperative until April 26, 2006.

On April 26, 2006, the Company entered into a definitive Share Exchange Agreement (the “Agreement”) to acquire 100% of the issued and outstanding shares of Miami Renaissance Group, Inc. (“MRG”), a privately-owned Florida corporation, in exchange for the issuance of 4,635,000 restricted shares of the Company’s common stock and 167,650 preferred stock designated as Series A Convertible Preferred Stock (the “Preferred Stock”).  The Company’s officers and directors, who did not own any shares of common stock of the Company prior to this Agreement, were also the majority shareholders of MRG.  The Agreement was adopted by the unanimous consent of the Company’s Board of Directors (the “Board”) and written consent of the majority shareholders of the Company.  Further, it was approved by unanimous consent of MRG’s Board of Directors and by written consent of the majority shareholders of MRG.

Pursuant to the Agreement, the Company issued a total of 4,635,000 shares of common stock and 167,650 shares of Preferred Stock to the shareholders of the MRG in exchange for 20,500,000 shares of MRG, which represented 100% of the issued and outstanding shares of MRG.  Following the closing of the Agreement, the shareholders of MRG owned approximately 63.75% of the Company’s issued and outstanding shares of common stock.

On February 20, 2008, the Company entered into a Stock Sale Agreement (the “Stock Sale Agreement”), pursuant to which the Company agreed to sell and MRG Acquisition Corp. (a Delaware corporation formed for the purpose of acquiring MRG, hereinafter “MRGA”) agreed to acquire 100% of the capital stock of MRG (“MRG Shares”), representing substantially all of the assets of the Company, in consideration for the forgiveness of liabilities in the amount of $1,051,471 owed by the Company to certain affiliated persons.

On April 6, 2009, the Board unanimously adopted and the consenting stockholders approved a resolution to effectuate a one-for-one hundred (1:100) reverse stock split (the “Reverse Split”) of the Company’s common stock.  On June 29, 2009, the Company was notified by NASDAQ that has it had received the necessary documentation to process the Reverse Split and issue a new symbol (ECDC).  The Reverse Split became effective on June 30, 2009.

EarthSearch Transactions

On December 18, 2009, the Company’s former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC (collectively, the “Sellers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Kayode Aladesuyi (the “Buyer”), pursuant to which the Sellers, beneficial owners of an aggregate of 6,997,150 shares of the Company’s common stock (the “Sellers’ Shares”), agreed to sell and transfer the Sellers’ Shares to the Buyer for total consideration of Three Hundred Thousand Dollars ($300,000.00).  The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with EarthSearch Communications International, Inc. (“EarthSearch”), pursuant to which the Company agreed to issue 35,000,000 shares of the Company’s restricted common stock to the shareholders of EarthSearch.  On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement.  In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch.  As a result of the execution and closing of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch (the “Share Exchange”).  The Board passed a resolution electing the new Board members and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange is being accounted for as an acquisition and recapitalization.  EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch.  The accumulated deficit of EarthSearch was also carried forward after the acquisition.

EarthSearch was founded in November 2003 as a Georgia corporation.  The company subsequently re-incorporated in Delaware on July 8, 2005.  The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda in Brazil, were discontinued during 2007.

On December 31, 2010, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company’s common stock.  As of August 15, 2011, the Company owns 94.66% of the issued and outstanding stock of EarthSearch.

Business Summary

The Company, through its majority owned subsidiary, EarthSearch, offers a portfolio of GPS devices, RFID interrogators, integrated GPS/RFID technologies and Tag designs.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.  EarthSearch is an international provider of GPS and telemetric devices, applications and solutions for both consumer and commercial markets.  EarthSearch developed and created devices which feature the world’s first wireless communication between RFID and GPS technologies.  These devices provide real-time visibility of assets and goods in transit as well providing specialized security applications for sea ports, shipyards, and power and energy plants.

THE OFFERING

Common stock offered by selling security holders	28,000,000 shares of common stock.

Common stock outstanding before the offering	180,861,766 shares of common stock outstanding as of August 15, 2011.

Common stock outstanding after the offering	208,861,766 shares of common stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	This offering will terminate twenty (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC pursuant to the Equity Credit Agreement.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.  However, we will receive proceeds from sale of our common stock under the Equity Credit Agreement.  The proceeds from the offering will be used for working capital and general corporate purposes.  See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTC Bulletin Board Symbol	ECDC

This offering relates to the resale of up to 28,000,000 shares of our common stock, par value $0.001 per share, by the Selling Security Holder, which are the Put Shares that we will put to Southridge pursuant to the Equity Credit Agreement.  Assuming the resale of all of the shares being registered in this Registration Statement, such shares would constitute approximately 13.4% of the Company’s outstanding common stock.

On July 1, 2011, the Company and Southridge entered into the Equity Credit Agreement pursuant to which, Southridge will have the opportunity, for a two year period, commencing on the date on which the SEC first declares effective this registration statement to which this prospectus is made a part registering the resale of our common shares, to resell shares of our common stock purchased under the Equity Credit Agreement.  For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay ninety-two percent (92%) of the average of two lowest closing bid price (the “Bid Price”) of any two applicable trading days during the five (5) trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to Southridge (the “Put Date”) in a manner provided by the Equity Credit Agreement.  Subject to the limitations outlined below, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

Subject to the terms and conditions of the Equity Credit Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Equity Credit Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event.  If we deliver a Blackout Notice within fifteen trading days commencing the sixth day following a Put Date (the “Closing Date”), and the Bid Price immediately preceding the applicable Blackout Period (the “Old Bid Price”) is greater than the Bid price on the first trading day immediately following  such Blackout Period (the “New Bid Price”), then we are obligated to issue to the Investor a number of additional common shares (the “Blackout Shares”) equal to the difference between (i) the product of (X) the shares that were issued to the Investor on the most recent Closing Date and held by the Investor immediately prior to the Blackout Period (the “Remaining Put Shares”), multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares.

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $10,000 and (ii) 600,000 shares of the Company’s restricted common stock as additional consideration.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

At the assumed offering price of $0.016 per share, we will be able to receive up to $412,160 in gross proceeds, assuming the sale of the entire 28,000,000 shares being registered hereunder pursuant to the Equity Credit Agreement.  Neither the Equity Credit Agreement nor any rights or obligations of the parties under the Equity Credit Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Credit Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Credit Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

SUMMARY FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s financial statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Years Ended December 31,
	2010	2009
Total Revenue	$129,248	$147,193
Loss from operations	$(2,357,129)	$(1,411,018)
Net loss	$(2,496,892)	$(1,473,225)
Net loss per common share (basic and diluted)	$(0.03)	$(0.01)
Weighted average common shares outstanding	77,118,976	98,358,696

For the Nine Months Ended September 30,
	2011	2010
Total Revenue	$463,283	$54,940
Loss from operations	$(723,607)	$(1,807,203)
Net loss	$(806,057)	$(1,862,567)
Net loss per common share (basic and diluted)	$(0.00)	$(0.02)
Weighted average common shares outstanding	165,205,586	81.041.013

Statement of Financial Position

As of  the Years Ended December 31,
	2010	2009
Cash and cash equivalents	$1,278	$766
Total assets	$239,861	$471,604
Working Capital	$(3,863,418)	$(3,025,646)
Total Liabilities	$3,965,668	$3,063,247
Stockholders’ equity ( deficit )	$(3,725,807)	$(3,063,247)

As of September 30,
	2011	2010
Cash and cash equivalents	$8,345	$161
Total assets	$400,260	$252,227
Working Capital	$(3,555,252)	$(3,767,020)
Total Liabilities	$3,921,040	$3,841,259
Stockholders’ equity ( deficit )	$(3,520,780)	$(3,859,032)

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors included an explanatory paragraph in their report on the consolidated financial statements for the year ended December 31, 2010 regarding concerns about our ability to continue as a going concern.

RISK FACTORS

The shares of our common stock being offered for resale by the Selling Security Holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein.  Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects.  If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report in our 2010 consolidated financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital in not certain, or that our officers and directors may be unable or unwilling to loan or advance any additional capital to the Company, we may not have the funds necessary to continue our operations.  Currently, our liabilities are greater than our assets.  Our ability to meet our operating needs depends in large part on our ability to secure third party financing.  We cannot provide any assurances that we will be able to obtain financing.  See “December 31, 2010 Audited Consolidated Financial Statements.”

WE HAVE SUSTAINED RECURRING LOSSES SINCE INCEPTION AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FORESEEABLE FUTURE.

Our main operating subsidiary was formed in November 2003 and has reported annual net losses since inception.  For our fiscal years ended December 31, 2010 and 2009 and the nine months ended September 30, 2011, we experienced losses of $2,496,892, $1,473,225, and $806,057, respectively.   As of September 30, 2011 we had an accumulated deficit of $11,587,976 .  In addition, we expect to incur additional losses in the foreseeable future, and there can be no assurance that we will ever achieve profitability.  Our future viability, profitability and growth depend upon our ability to successfully operate, expand our operations and obtain additional capital.  There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

WE DO NOT HAVE SUBSTANTIAL CASH RESOURCES AND IF WE CANNOT RAISE ADDITIONAL FUNDS OR GENERATE MORE REVENUES, WE WILL NOT BE ABLE TO PAY OUR VENDORS AND WILL PROBABLY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

As of September 30, 2011 our available cash balance was $8,345 .  We will need to raise additional funds to pay outstanding vendor invoices and execute our business plan.  We estimate that it will require an additional $ 500,000 to pay our outstanding vendor invoices and execute our business plan.  Our future cash flows depend on our ability to enter into, and be paid under, contracts with merchants to provide our products to their customers.  There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  Future financings through equity investments will be dilutive to existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other convertible securities, which will have additional dilutive effects.  Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets and the fact that we have not been profitable, which could impact the availability or cost of future financings.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE COMMITTED EQUITY LINE FINANCING FACILITY.

Although the equity line agreement with Southridge provides for access to up to $10,000,000, before Southridge is obligated to purchase any shares of our common stock pursuant to a draw down notice, certain conditions specified in the equity line purchase agreement must be met, including but not limited to (i) a Registration Statement, and any amendment or supplement thereto, becoming effective for the resale by Southridge of the Registrable Securities subject to such draw down notice; (ii) the representations and warranties of the Company being true and correct in all material respects, (iii) since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred; (iv) the trading of the common stock shall not have been suspended by the SEC and the common stock shall have been approved for listing or quotation on and shall not have been delisted from the principal market on which it is listed and (v) the number of shares of common stock then to be purchased by Southridge shall not exceed the number of such shares that, when aggregated with all other shares of Registerable Securities then owned by Southridge beneficially or deemed beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of such common stock as would be outstanding on such date the Company has put such shares to Southridge.  Some of the aforementioned conditions are not in our control. There is no guarantee that these conditions will be met nor is there any guarantee that any of the other conditions in the equity line agreement will be met that would enable a drawdown of any portion of the amounts available under the equity line with Southridge.

THE LIMITED HISTORY OF OUR BUSINESS MAKES IT DIFFICULT TO EVALUATE AN INVESTMENT IN OUR COMPANY.

Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans, including whether we will be able to achieve sales growth or meet our sales objectives.  Further, financial and other limitations may force us to modify, alter, or significantly delay the implementation of such plans.  Our anticipated investments include, but are not limited to, information systems, sales and marketing, research and development, distribution and fulfillment, customer support and administrative infrastructure.  We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

OUR BUSINESS MODEL IS UNPROVEN AND MAY ULTIMATELY PROVE TO BE COMMERCIALLY UNVIABLE.

Because of our limited history of operations, we are unable to predict whether our business model will prove to be viable, whether the actual demand we anticipate for our products and services will materialize, whether demand for our products and services will materialize at the prices we expect to charge, or whether current or future revenue streams and/or pricing levels will be sustainable.  There can be no assurances we will be able to achieve or sustain such revenue streams and/or pricing levels, the results of which could have a material, adverse effect on our business, financial condition and results of operations.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control, including, among other things, the risks described herein.  Our likelihood of success must be considered in light of the problems, expenses, complications, delays, and disruptions typically encountered in forming a new management team, hiring and training new employees, expanding into new markets, application of GPS, telematics and wireless technology still in its infancy and the competitive environment in which we intend to operate.

COMPETITION MAY INCREASE IN THE GPS DEVICE MARKET.

We may in the future compete for potential customers with companies not yet offering GPS devices.  Competition in the GPS related industry may increase in the future, partly due to the potentially rebounding economic situation in the United States and internationally.  Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for major merchants.

OUR SIGNIFICANT INTERNATIONAL SALES MAKE US SUSECUPIBLE TO A VARIETY OF CURRENCY, GOVERNMENTAL AND BUSINESS CUSTOM RISKS.

Sales to customers outside the United States in Kenya, Nigeria and Tanzania represented 80% of our revenue for the nine months ended September 30, 2011. We expect that our international business will continue to account for a significant portion of our future revenue. An increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and therefore less competitive in foreign markets. Additional risks inherent in our international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, longer accounts receivable payment cycles, potentially adverse tax consequences, and the burdens of complying with a wide variety of foreign laws. There can be no assurance that such factors will not have an adverse effect on our future revenue and our results of operations .

WE ARE DEPENDENT ON KAYODE ALADESUYI.  OUR FAILURE TO RETAIN MR. ALADESUYI AND/OR ATTRACT NEW HIGHLY QUALIFIED MEMBERS TO OUR COMPANY’S MANAGEMENT TEAM WOULD ADVERSELY AFFECT OUR ABILITY TO GROW OR REMAIN IN OPERATION.

Our success to date has largely been attributable to the skills and efforts of Kayode Aladesuyi, our Chief Executive Officer, President and Treasurer.  Our growth and profitability will depend on our ability to strengthen our leadership infrastructure by recruiting and retaining qualified, experienced executive personnel.  Competition in our industry for executive-level personnel is fierce, and there can be no assurance that we will be able to hire and retain other highly skilled executive employees, or that we can do so on economically feasible or desirable terms.  The loss of Mr. Aladesuyi or our inability to hire and retain other such executives would have a material adverse effect on our business, financial condition and results of operations.  In addition, the other members of our management team do not have substantial, if any, experience in the telematics industry.

IF WE ARE UNABLE TO ATTRACT, TRAIN AND RETAIN HIGHLY QUALIFIED PERSONNEL, THE QUALITY OF OUR SERVICES MAY DECLINE AND WE MAY NOT SUCCESSFULLY EXECUTE OUR INTERNAL GROWTH STRATEGIES.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including technical personnel.  Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements.  While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel.

There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future.  The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

WE ARE EXPOSED TO RISKS ASSOCIATED WITH THE ONGOING FINANCIAL CRISIS AND WEAKENING GLOBAL ECONOMY, WHICH INCREASE THE UNCERTAINTY OF CONSUMERS PURCHASING PRODUCTS AND/OR SERVICES.

The effects of the global financial crisis and resulting economic downturn include, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions and/or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy has entered into or may enter into a further prolonged recessionary period.

This financial crisis has adversely affected and may continue to materially adversely affect our customers’ access to capital and/or willingness to spend capital on our products, and/or their levels of cash liquidity and/or their ability and/or willingness to pay for products that they will order or have already ordered from us, or result in their ceasing operations.  Further, we have experienced an increasing number of our customers, principally in emerging markets, requesting longer payment terms, lease or vendor financing arrangements, longer terms for the letters of credit securing purchases of our products, which could potentially negatively impact our orders, revenue conversion cycle, and cash flows.

In seeking to reduce their expenses, we have also seen significant pressure from our customers to lower prices for our products as they try to improve their operating performance within their reduced budget levels. To the extent that we lower prices on our products and services, our orders, revenues, and gross margins may be negatively impacted. Additionally, certain emerging markets are particularly sensitive to pricing as a key differentiator.  Where price is a primary decision driver, we may not be able to affectively compete or we may chose not to compete due to unacceptable margins.

The potential effects of these economic factors are difficult to forecast and mitigate. As a consequence, our operating results for a particular period are difficult to predict, and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing effects could have a material adverse effect on our business, results of operations, and financial condition and could adversely affect our stock price.

IF WE ARE NOT SUCCESSFUL IN THE CONTINUED DEVELOPMENT, INTRODUCTION, OR TIMELY MANUFACTURE OF NEW PRODUCTS, DEMAND FOR OUR PRODUCTS AND SERVICES COULD DECREASE SUBSTANTIALLY.

We expect that a significant portion of our future revenue will be derived from sales of newly introduced products and services.  The market for our products and services is characterized by rapidly changing technology, evolving industry standards, and changes in customer needs.  Specifically, the GPS, telematics, and wireless industries are experiencing significant technological change and advancement, and the industry in which we operate may coalesce in support of one or more particular advanced technologies that our company does not possess.  If we fail to modify or improve our products and services in response to changes in technology, industry standards or customer needs, our products and services could rapidly become less competitive or obsolete.  We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance for such products.  However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products and services, and enhance our existing products and services, our future results of operations would be adversely affected.  Our pursuit of necessary technology may require substantial time and expense, and we may need to license new technologies to respond to technological change.  These licenses may not be available, desirable or contain acceptable terms.  Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products.  The timely availability of these products in volume and their acceptance by customers are important to our future success.  We may experience delays in shipping certain of our products and, whether due to manufacturing delays, lack of market acceptance, delays in regulatory approval, or otherwise, they could have a material adverse effect on our business, financial condition and results of operations.

WE WILL DERIVE A SIGNIFICANT PORTION OF OUR REVENUES FROM SALES OUTSIDE THE UNITED STATES, AND NUMEROUS FACTORS RELATED TO INTERNATIONAL BUSINESS ACTIVITIES WILL SUBJECT US TO RISKS THAT COULD, AMONG OTHER THINGS, AFFECT THE DEMAND FOR OUR PRODUCTS, NEGATIVELY AFFECTING OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Part of our strategy will involve the pursuit of growth opportunities in a number of foreign markets.  If we are not able to maintain or increase international market demand for our products, services and technologies, then we may not be able to achieve our financial goals.

In many foreign markets, barriers to entry are created by long-standing relationships between potential customers and their local providers and protective regulations, including local content and service requirements.  In addition, the pursuit of international growth opportunities requires significant efforts for an extended period before substantial revenues from these markets are realized.  Our business could be adversely affected by a variety of uncontrollable and changing factors, including:

●	Unexpected changes in legal or regulatory requirements;

●	Difficulty in protecting our intellectual property rights in a particular foreign jurisdiction;

●	Cultural differences in the conduct of business;

●	Difficulty in attracting qualified personnel and managing foreign activities;

●	Recessions in foreign economies;

●	Longer payment cycles for and greater difficulties collecting accounts receivable;

●	Export controls, tariffs, and other trade protection measures;

●	Fluctuations in currency exchange rates;

●	Nationalization, expropriation, and limitations on repatriation of cash;

●	Social, economic, and political instability;

●	Natural disasters, acts of terrorism, and war;

●	Taxation; and

●	Changes in laws and policies affecting trade, foreign investment, and loans.

From inception through  September 30, 2011, more than 80% of our revenue was from international partners who were purchasing initial products as part of their partnership program.  Our partnership program is a white label program that allow us to brandour technology and software for our partners. We customize the technology (hardware and software) under their corporate brand, make software modification and changes to meet the individual local culture.   Currently, 50% of our revenue now comes from the domestic market and the other 50% from foreign markets.   We generate approximately 50% of our revenue from emerging markets in Africa and Middle East and SE. Asia. Some of the countries where we have generated significant portion of our revenue include Kenya, Tanzania, Nigeria, UAE, Indonesia, Turkey and Vietnam. Approximately 30% of our first fiscal quarter revenue came from Nigeria while approximately 50% of our revenue in the second fiscal quarter came from Kenya and Tanzania.

WE RELY ON THIRD-PARTY RFID DEVICES WE INTEGRATED WITH OUR PRODUCT.  THE LOSS OR INABILITY TO MAINTAIN LICENSES WITH SUCH THIRD-PARTIES COULD MATERIALLY, NEGATIVELY IMPACT OUR BUSINESS.

We currently rely upon certain software licensed from third-parties, including software that is integrated with our internally developed software and used to perform key functions.  Certain of these licenses, including our license with Google, are for limited terms and can be renewed only by mutual consent.  In addition, these licenses may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time.  There can be no assurance that such licenses will be available to us on commercially reasonable terms, if at all.  The loss of or inability to maintain or obtain licenses on such third-party software could result in the discontinuation of, or delays or reductions in, product shipments unless and until equivalent technology is identified, licensed, and integrated with our software.  Any such discontinuation, delay, or reduction would harm our business, results of operations, and financial condition.

In addition, the third-party licenses that we may need to acquire in the future may not be exclusive, and there can be no assurance that our competitors will not obtain similar licenses and utilize such technology in competition with us.  There can be no assurance that the vendors of certain technology that we may need to utilize in our products, will be able to provide such technology in the form we require, nor can there be any assurance that we will be able to modify our own products to adapt to changes in such technology.  In addition, there can be no assurance that financial or other difficulties that may be experienced by such third-party vendors will not have a material adverse effect upon the technologies that may be incorporated into our products, or that, if such technologies become unavailable, we will be able to find suitable alternatives if we in fact need them.  The loss of, or inability to maintain or obtain, any such software licenses could potentially result in shipment delays or reductions until equivalent software can be developed, identified, licensed and integrated, and could harm our business, operating results, and financial condition if we ultimately need to rely on such software.

IF WE DO NOT CORRECTLY ANTICIPATE DEMAND FOR OUR PRODUCTS, WE MAY NOT BE ABLE TO SECURE SUFFICIENT QUANTITIES OR COST-EFFECTIVE PRODUCTION OF OUR PRODUCTS, OR WE COULD HAVE COSTLY EXCESS PRODUCTION OR INVENTORIES.

We expect that it will become more difficult to forecast demand as we introduce and support multiple products and as competition in the market for our products intensifies.  Significant unanticipated fluctuations in demand could cause the following problems in our operations:

●
If demand increases beyond what we forecast, we would have to rapidly increase production.  We would depend on suppliers to provide additional volumes of components, and those suppliers might not be able to increase production rapidly enough to meet unexpected demand.

●
Rapid increases in production levels to meet unanticipated demand could result in higher costs for manufacturing and supply of components and other expenses.  These higher costs could lower our profit margins.  Further, if production is increased rapidly, manufacturing quality could decline, which may also lower our profit margins.

●
If forecasted demand does not develop, we could have excess production resulting in higher inventories of finished products and components, which would use cash and could lead to write-offs of some or all of the excess inventories.  Lower than forecasted demand could also result in excess manufacturing capacity at our facilities, which could result in lower margins.

OUR SALES AND GROSS MARGINS FOR OUR PRODUCTS MAY FLUCTUATE OR ERODE.

Our sales and gross margins for our products may fluctuate from quarter to quarter due to a number of factors, including product mix, competition, and unit volumes.  In particular, the average selling prices of a specific product tend to decrease over that product’s life.  To offset such decreases, we intend to rely primarily on obtaining yield improvements and corresponding cost reductions in the manufacture of existing products and on introducing new products that incorporate advanced features and, therefore, can be sold at higher average selling prices.  However, there can be no assurance that we will be able to obtain any such yield improvements, or cost reductions, or introduce any such new products in the future.  To the extent that such cost reductions and new product introductions do not occur in a timely manner or our products do not achieve market acceptance, our business, financial condition, and results of operations could be materially, adversely affected.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AGAINST PIRACY OR THE INFRINGEMENT OF THE PATENTS THAT WE USE BY THIRD-PARTIES DUE TO THE DECLINING LEGAL PROTECTION GIVEN TO INTELLECTUAL PROPERTY.

Preventing unauthorized use or infringement of intellectual property rights that we use is difficult.  Piracy of our software represents a potential loss of significant revenue.  While this would adversely affect our revenue from the United States market, the impact on revenue from abroad is more significant, particularly in countries where laws are less protective of intellectual property rights.  Similarly, the absence of harmonized patent laws makes it more difficult to ensure consistent respect for patent rights.  Moreover, future legal changes could make defending our intellectual property rights even more challenging.  Continued enforcement efforts of our intellectual property rights may not affect revenue positively, and revenue could be adversely affected by reductions in the legal protection for intellectual property rights for software developers or by compliance with additional legal obligations impacting the intellectual property rights of software developers.

WE RELY ON LIMITED INTELLECTUAL PROPERTY PROTECTION AS AN IMPORTANT ELEMENT OF COMPETITION.

We currently have no trademark registration for any of our products. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold.  The Company plans to register multiple trademarks with the USPTO.  The trademarks being requested are being completed in connection with the LogiBoxx, GATIS, TrailerSeal, RFSeal, and MobileMANAGER products.  The Company currently has licenses for several patents, however, to the extent we do not have patents on our products, another company may replicate one or more of our products. Although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us.

THE LOSS OF ANY MEMBER OF OUR SENIOR MANAGEMENT TEAM OR A SIGNIFICANT NUMBER OF OUR MANAGERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS.

Our operations depend heavily on the skills and efforts of our senior management team, our President and Chief Executive Officer.  We will rely substantially on the experience of the management of our subsidiaries with regard to day-to-day operations.  We face intense competition for qualified personnel, and many of our competitors have greater resources than we have to hire qualified personnel.  The loss of any member of our senior management team or a significant number of managers could have a material adverse effect on our ability to manage our business.

LIMITED LIABILITY OF DIRECTORS AND OFFICERS.

The Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by the Company of its Officers and Directors to the full extent permitted by Nevada corporate law, which generally provides that its officers and directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit.  Such provisions substantially limit the shareholder’s ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT FOR US TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Risks Related to Our Common Stock

THERE IS ONLY A VOLATILE LIMITED MARKET FOR OUR COMMON STOCK.

Recent history relating to the market prices of public companies indicates that, from time to time, there may be periods of extreme volatility in the market price of the Company’s securities due to factors unrelated to the operating performance of the Company, or announcements concerning the condition of the Company, especially for stock quoted on the OTCBB.  In the last 52 week period, the common stock was quoted on the OTCBB from a high closing price of $0.068 to a low closing price of $0.005 per share.  See “Market for Common Equity, Related Stockholder Matter and Issuer Purchases of Equity Securities.”  General market price declines, market volatility, especially for low priced securities, or factors related to the general economy or specifically to the Company in the future could adversely affect the price of the common stock. With the low price of the common stock, securities placement by the Company could be very dilutive to existing stockholders, thereby limiting the nature of future equity placements.

WE HAVE NEVER PAID DIVIDENDS AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FUTURE.

We do not believe that we will pay any cash dividends on our common stock in the future.  We have never declared any cash dividends on our common stock, and if we were to become profitable, it would be expected that all of such earnings would be retained to support our business.  Since we have no plan to pay cash dividends, an investor would only realize income from his investment in our shares if there is a rise in the market price of our common stock, which is uncertain and unpredictable.

WE ARE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS.

The SEC has adopted regulations that generally define penny stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  As a penny stock, our common stock may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the “Penny Stock Rule.”  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is required to be made regarding sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be provided disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our common stock might not qualify for exemption from the penny stock restrictions.  In any event, even if our common stock were exempt from the penny stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

AS AN ISSUER OF “PENNY STOCK,” THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading.  Such an action could hurt our financial condition.

ADDITIONAL SHARES OF OUR AUTHORIZED CAPITAL STOCK WHICH ARE ISSUED IN THE FUTURE WILL DECREASE EQUITY OWNERSHIP PERCENTAGES OF EXISTING SHAREHOLDERS, COULD ALSO BE DILUTIVE TO EXISTING SHAREHOLDERS, AND COULD DELAY OR PREVENT A CHANGE OF CONTROL OF OUR COMPANY.

We are authorized to issue up to 480,000,000 shares of common stock, and our board of directors has the sole authority to issue unissued authorized stock without further shareholder approval.  To the extent that additional common shares are issued in the future, they will decrease existing shareholders’ percentage equity ownership and, depending upon the prices at which they are issued, could be dilutive to existing shareholders.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY CREDIT AGREEMENT.

Effective July 1, 2011, we entered into a $10,000,000 Equity Credit Agreement with Southridge Partners II, LP.  Pursuant to the Equity Credit Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 92% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered.   Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest will be diluted.

WE ARE REGISTERING AN AGGREGATE OF 28,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY CREDIT AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 28,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Credit Agreement.  The 28,000,000 shares of our common stock will represent approximately 13.4% of our shares outstanding immediately after our exercise of the put right.  The sale of these shares into the public market by Southridge could depress the market price of our common stock.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Equity Credit Agreement will be purchased at a 8% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Credit Agreement.  Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Southridge sells the shares, the price of our common stock could decrease.  If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE EQUITY PURCHASE AGREEMENT, AND AS SUCH, SOUTHRIDGE MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

Southridge has agreed, subject to certain exceptions listed in the Equity Purchase Agreement, to refrain from holding an amount of shares which would result in Southridge owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.  These restrictions, however, do not prevent Southridge from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put.  In this way, Southridge could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY PURCHASE AGREEMENT.

Effective July 1, 2011, we entered into a $10,000,000 Equity Purchase Agreement with Southridge. Pursuant to the Equity Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 92% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted .

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulations to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for their own account.  Accordingly, we will not receive any proceeds from the resale of the common stock.  However, we will receive proceeds from any sale of the common stock under the Equity Credit Agreement to Southridge.  We intend to use the net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock is currently quoted on the OTCBB under the symbol “ECDC.OB.”  The proposed offering price of the Put Shares is $0.016, which is the closing bid price of our common stock on August 15, 2011, as reported by the OTCBB.  The selling security holder may sell shares in any manner at the current market price.

MARKET FOR OUR COMMON STOCK

(a) Market Information

Our common stock is currently quoted on the OTCBB under the symbol “ECDC.OB.”  The Company’s shares commenced trading on or about August 6, 2003.  The following chart is indicative of the fluctuations in the stock prices:

Quarter ended	Low Price	High Price

March 31, 2009	$0.0500	$0.8000
June 30, 2009	$0.0700	$0.5000
September 30, 2009	$0.0700	$0.5100
December 31, 2009	$0.0700	$0.2000
March 31, 2010	$0.1000	$1.7500
June 30, 2010	$0.0610	$2.2500
September 30, 2010	$0.0110	$0.2000
December 31, 2010	$0.0044	$0.0450
March 31, 2011	$0.0055	$0.0680
June 30, 2011	$0.0098	$0.0570
September 30, 2011	$0.0069	$0.0299

(b) Holders

As of August 15, 2011, the Company had approximately 469 stockholders of record.  This figure does not include those shareholders whose certificates are held in the name of brokers-dealers, “street name” or other nominees.

(c) Dividend Policy

We have never declared dividends or paid cash dividends on our common stock.  We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future.  The declaration of dividends will be at the discretion of the board of directors and will depend upon the Company’s earnings, financial position, general economic conditions and other pertinent factors.

(d) Securities authorized for issuance under equity compensation plans.

Not applicable.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Forward Looking Statements

The Company is including the following cautionary statement in this Registration Statement for any forward-looking statements made by, or on behalf of, the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectation, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: technological advances by our competitors, changes in health care reform, including reimbursement programs, changes to regulatory requirements relating to environmental approvals for the treatment of infectious medical waste, capital needs to fund any delays or extensions of development programs, delays in the manufacture of new and existing products by us or third party contractors, market acceptance of our products, the loss of any key employees, delays in obtaining federal, state or local regulatory clearance for new installations and operations, changes in governmental regulations, availability of capital on terms satisfactory to us. We are also subject to numerous Risk Factors relating to manufacturing, regulatory, financial resources and personnel as described in “Risk Factors.”  We disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Plan of Operation

EarthSearch, based in Atlanta, Georgia, has created the world’s first integration of RFID and GPS technology. EarthSearch is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

We experienced a sudden reversal of our revenue growth in the 4th quarter of 2008 as the real estate market and global economy came to a halt. A significant number of our customers declared bankruptcy or defaulted on their account. New business opportunities ceased and our sales plummeted. These events forced us to take dramatic steps and business decisions that resulted in substantial reductions of revenue for the years 2009 and 2010.

Based on our internal research, the board and management made the decision to change the business focus and product portfolio. We concluded that simply offering GPS devices, which we believed would become a commodity, exposed the company and its shareholders to potential failure. We accelerated R&D operations and began the development of wireless communication between GPS and RFID devices. We shut down most of our commercial operations due to the economic conditions and expanded R&D.

According to an article on Industryweek.com, “RFID Expecting Strong Rebound”, available at http://www.industryweek.com/articles/rfid_market_expecting_strong_rebound_21297.aspx,  GPS solutions will become inadequate for business needs and the market would demand or require more sophisticated solutions for asset management, workforce optimization and security. RFID technology was growing at significant rate and a combination of both technologies was inevitable. Management seized the opportunity of the slow economy to develop the world’s first solution for continuous visibility of assets and become a global leader in offering such an integrated solution. We are also continuing to utilize the technology to provide other applications such as oil pipeline monitoring.

We completed our product development in the first quarter of 2010, and began commercial beta tests in the summer of 2010. We officially launched our new business and product portfolio in fourth quarter of 2010. We immediately saw revenue growth as 60% of our 2010 revenue came in the 4th quarter of 2010. We outperformed our entire 2010 revenue levels in the 1st quarter of 2011 and we expect to continue to see significant increases in revenue throughout 2011. We are currently engaged in numerous pilot projects with several major organizations, including but not limited to the following partners and customers:   G3 enterprises (Gallo Wines), Tanzania Revenue Authority through Utrack, Servpro in Arizona, Interactive Group in UAE and Pakistan, Belfor in Canada, Utrack in Canada,  Cnord in Russia and Conctena in Switzerland.   Our business with each of the aforementioned organizations consists of the following:

G3 enterprises (“Gallo Wines”):

We have executed a GPS service agreement with G3 Enterprises. We have successfully completed phase one of the pilot which involved the tracing, tracking and locating of 1,200 tractor trailers carrying grapes. Phase 2 of the pilot is to complete testing of our system on wine tankers and to implement a custom application that will identify the weight of wine loaded at the winery. We have received compensation for the initial pilot and have developed software that will be deployed upon completion. We receive monthly subscription fees for the products currently deployed in the pilot.

Tanzania Revenue Authority through Utrack:

The RFP of “Request For Proposal” issued by the Tanzania revenue authority is still under evaluation. However, we have successfully delivered more than $75,000 worth of products and services to Utrack for sales to private oil distribution companies throughout Eastern Africa. We also receive ongoing subscription fees for the devices deployed under the agreement. We have executed a distributor agreement between EarthSearch and Utrack. We have completed the pilot (our pilot program consists of physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment) and have begun to receive compensation for subscription services for all devices activated as well as additional purchase orders from Utrack under the distributor licensing agreement.

Servpro in Arizona:

We are still in the early stages of the pilot phase. We have been paid for the hardware delivered under the pilot agreement. Once the pilot program (consisting of physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment) is completed we will be able to present the solution to all Servpro licensees across North America.

Interactive Group in UAE and Pakistan:

We have delivered products to Interactive Group and have been paid for all devices used under the pilot program, which consisted of physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment.  We are not receiving any compensation during the pilot phase. We expect the pilot will be completed by the end of first fiscal quarter in 2012.  We have executed a Distributor licensing agreement with Interactive Group.

Belfor in Canada:

We have delivered integrated GPS/RFID products to Belfor pursuant to a GPS service agreement. We have successfully deployed products and services for the automation of monitoring of equipment usage by drivers in the field using RFID, while also creating a billing log using GPS data. We have been paid for the products and will begin receiving on-going subscription service fees for all products beginning January 2012.

Cnord in Russia and Conctena in Switzerland:

We are still in the pilot phases for both CNord and Contecna, with our pilot program consisting of, physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment. We need to complete local certification in both markets before we will fully deploy in the markets. The Russian and European Union require domestic certification similar to that of the Federal Communication Commission. We have successfully completed both pilots and hope to commence further operations later in the first quarter of 2012. We have not executed any partner agreements with either of these companies.

MultiPlant LTD, Ghana:

The RFP or “Request For Proposal” is still under evaluation by the Ghanaian Revenue Authority. However, we have delivered the products required for the pilot. The pilot project will involve the installation of our products on vehicles locally and deployed with our software. We have executed a distributor licensing agreement with Multiplant LTD.

We have also expanded our product offering into military logistics. Our integrated GPS/RFID technology would allow most military supply chain operations to monitor and track movement of supply in the theater of operation, (real-time) validating destination, equipment and material delivered to specific troops in the theatre of operation. We have submitted a proposal to the Military of Nigeria and the project continues to be under consideration.

Pursuant to a partner agreement the Company has been granted distribution rights to MW Marketing, a New Jersey based Department of Defense minority contractor with registration rights to bid in government contracts. We have also made an unsolicited proposal to the US department of Defense and continue to pursue these opportunities as part of our expansion into military logistics.

As part of our growth strategy, we launched an aggressive sales network development program in the summer of 2010.  As of the end of the second quarter 2011 we have more than 15 distribution partners in 5 geographic regions (Southeast, Asia, Africa, South and North America). We launched a new web site reflecting our new business, products and solutions. We launched our first commercial ecommerce site (www.shop.earthsearch.us) in the second quarter of 2011.

Part of our strategy is to implement a merger and acquisition plan as a part of the 2011 growth strategy. We will focus on targeting those GPS firms with a concentration of clients with advanced supply chain solution needs.  As aforementioned, on October 23, 2011, the Company acquired 51% of Rogue Paper pursuant to the Rogue Paper Share Exchange Agreement. The Company will also seek joint venture opportunities where its technology will have significant impact on the success of the opportunities.

Results of Operations

For the Three Months Ended September 30, 2011 and 2010

Revenues

For the three months ended September 30, 2011, our revenue was $93,191, compared to $32,366 for the same period in 2010, representing an increase of 188%. This increase in revenue was directly attributable to the Company’s decision to change its business focus and product portfolio in 2010, from simply marketing GPS devices to developing full-fledged supply chain solutions which include RFID technologies, other supply chain and warehouse solutions and the expansion of marketing activities to develop a global distribution network for its new product portfolios.  Management believes these changes will result in greater stability and long term growth for the Company.

Revenues are generated from three separate but related offerings, RFID/GPS product sales, consulting services, and user fees for GATIS – our advanced web based asset management platform.  We generated revenues from product sales of $20,027 and $23,465 for the three months ended September 30, 2011 and 2010, respectively.  Revenues for consulting services were $62,720 for the three months ended September 30, 2011 as compared to $1,301 for the three months ended September 30, 2010.  User fees were $10,444 and $7,600 for the three months ended September 30, 2011 and 2010, respectively.

Operating Expenses

For the three months ended September 30, 2011, operating expenses were $365,659 compared to $712,167 for the same period in 2010, a decrease of 48.7%. This decrease was primarily caused by payroll expenses decreased from $381,192 to $89,600, research and development costs decreased from $173,282 to $37,142, and amortization of research and development costs decreased from $37,034 to $4,637, offset by an increase in cost of revenue of $25,164.  The increase of cost of revenue is directly attributable to the increase in revenues for the three months ended September 30, 2011.

Net Loss

We generated a net loss before noncontrolling interests of $336,859 for the three months ended September 30, 2011, compared to $767,452 for the same period in 2010, a decrease of 56.1%.  Interest expense was $44,152 and $23,901 for the three months ended September 30, 2011 and 2010, respectively.  Included in the net loss for the three months ended September 30, 2011 and 2010 was a loss on the conversion of notes payable of $20,239 and $63,750, respectively.  The loss for the three months ended September 30, 2011 and 2010 was reduced by non-controlling interests’ share of the net loss of EarthSearch of $9,001 and $35,376, respectively.

For the Nine Months Ended September 30, 2011 and 2010

Revenues

For the nine months ended September 30, 2011, our revenue was $463,283 compared to $54,940 for the same period in 2010, representing an increase of 743%. This increase in revenue was directly attributable to the Company’s decision to change its business focus and product portfolio in 2010, from simply marketing GPS devices to developing full-fledged supply chain solutions which include RFID technologies, other supply chain and warehouse solutions, as well as the expansion of marketing activities to develop a global distribution network for its new product portfolios.  Management believes these changes will result in greater stability and long term growth for the Company.

Revenues are generated from three separate but related offerings, RFID/GPS product sales, consulting services, and user fees for GATIS – our advanced web based asset management platform.  We generated revenues from product sales of $189,657 and $32,214 for the nine months ended September 30, 2011 and 2010, respectively.  Revenues for consulting services were $230,220 for the nine months ended September 30, 2011, compared to $1,901 for the nine months ended September 30, 2010.  User fees were $43,406 and $20,825 for the nine months ended September 30, 2011 and 2010, respectively.

Operating Expenses

For the nine months ended September 30, 2011, operating expenses were $1,186,890 compared to $1,862,143 for the same period in 2010, a decrease of 36.36%. This decrease was primarily caused by accounting fees decreased from $66,013 to $17,087, payroll expenses decrease from $1,022,923 to $346,321, sales and marketing expenses decreased from $99,918 to $41,606, research and development costs decreased from $252,816 to $37,142, and amortization of research and development costs decreased from $143,812 to $78,704, offset by an increase in cost of revenue of $171,012.  The increase of cost of revenue is directly attributable to the increase in revenues for the nine months ended September 30, 2011.

Net Loss

We generated a net loss before noncontrolling interests of $832,381 for the nine months ended September 30, 2011 compared to $1,940,166 for the same period in 2010, a decrease of 57.1%.  Interest expense was $88,535 and $69,278 for the nine months ended September 30, 2011 and 2010, respectively.  Included in the net loss for the nine months ended September 30, 2011 and 2010 was a loss on the conversion of notes payable of $20,239 and $63,750, respectively.  The loss for the nine months ended September 30, 2011 and 2010 was reduced by non-controlling interests’ share of the net loss of EarthSearch of $26,324 and $77,599, respectively.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009
Revenue

For the year ended December 31, 2010, our revenue was $129,248, compared to $147,193 for the same period in 2009, representing a decrease of 12.2%. This decrease in revenue was primarily attributable to the effects of the economy, the deficiency in working capital to provide for marketing the Company’s products, and the Company’s decision to change its business focus and product portfolio from simply marketing GPS devices to developing full-fledged supply chain solutions which include RFID technologies, other supply chain and warehouse solutions, as well as the expansion of marketing activities to develop a global distribution network for its new product portfolios.  Management believes these changes, while resulting in significant short term increases in invested resources and cost of operations, will result in greater stability and long term growth for the Company.

Revenues are generated from three separate but related offerings, RFID/GPS product sales, consulting services, and user fees for GATIS – our advanced web based asset management platform.  We generated revenues from product sales of $76.984 and $68,580 for the years ended December 31, 2010 and 2009, respectively.  Revenues for consulting services were $21,757 for the year ended December 31, 2010, compared to $30,000 for the year December 31, 2009.  User fees were $30,507 and $48,613 for the years ended December 31, 2010 and 2009, respectively.

Operating Expenses

For the year ended December 31, 2010, operating expenses were $2,508,156 compared to $1,570,391 for the same period in 2009, an increase of 59.7%.

The increase of cost of revenue is attributable to the increased costs of our advanced web based asset management platform and various pilot projects started in the 4th quarter of 2010.

For the year ended December 31, 2010, selling, general and administrative expenses were $2,404,804 compared to $1,498,889 for the same period in 2009, an increase of 60.4%. This increase was primarily caused by accounting fees increased from $0 to $89,278, compensation for board members increased from $110,000 to $170,000, professional fees related to public company compliance and investor relations increased from $0 to $182,285, sales and marketing expenses increased from $22,311 to $107,630, research and development costs increased from $200,837 to $333,971, and salary expenses increased from $775,290 to $1,408,008.

Our salary expenses increased significantly in 2010 over the same period in 2009 due to the addition of sales and marketing staff and the conducting of beta tests for our integrated GPS/RFID solution.  Additionally, we hired regional managers in each region of the country and as well as a Director of partner relationships to help expand our distribution network internationally.

Our accounting and financial expenses increased significantly because we had 2007, 2008 and 2009 financial reports audited simultaneously while also filing consolidated financial reports, thus causing our account and audit fees to increase significantly for the year 2010.

Further, we had various fees associated with our acquisition, including but not limited to, legal fees, the hiring of an investor relations firms to support our merger agreement, transfer agent fees and other related costs causing us to incur significant expenses.

The lack of immediate success in the marketing and promotion of our Integrated GPS/RFID product in 2010 coupled with our inability to raise significant capital, caused us to terminate all of the employees hired in 2010 to the develop our marketing program.

Net Loss

We generated net losses of $2,496,892 for the year ended December 31, 2010 compared to $1,473,225 for the same period in 2009, an increase of 69.5%.  Included in the net loss for the year ended December 31, 2010 was a loss on the conversion of debt of $66,157, loss on the purchase of non-controlling interest of $55,849 and interest expense of $108,550, reduced by non-controlling interests’ share of the net loss of EarthSearch of $112,507.

Liquidity and Capital Resources

Overview

For the nine months ended September 30, 2011 and 2010, we funded our operations through financing activities consisting of private placements of equity securities with outside investors and loans from related parties, while for the nine months ended September 30, 2010 our funding also included loans from unrelated parties. Our principal use of funds during the nine months ended June 30, 2011 and 2010 has been for working capital and general corporate expenses.

Liquidity and Capital Resources during the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010

As of September 30, 2011, we had cash of $8,345 and a working capital deficit of $3,555,252.  The Company generated a negative cash flow from operations of $324,198 for the nine months ended September 30, 2011, as compared to cash used in operations of $865,993 for the nine months ended September 30, 2010. The negative cash flow from operating activities for the nine months ended September 30, 2011 is primarily attributable to the Company's net loss from operations of $806,057, offset by noncash depreciation and amortization of $86,098, stock issued for services of $239,625, accrued interest on loans payable of $63,237, accretion of beneficial conversion feature on notes payable of $13,535, amortization of payment redemption premium of $7,683, loss on conversion of notes payable of $20,239 and net cash from changes in operating assets and liabilities of $77,766, offset by noncontrolling interests in the loss of EarthSearch of $26,324.

The negative cash flow from operating activities for the nine months ended September 30, 2010 is primarily attributable to the Company's net loss from operations of $1,862,567, offset by noncash depreciation and amortization of $156,260, loss on disposal of assets of $21,866, stock compensation of $128,000, in-kind contribution of services of 347,846, accrued interest on loans payable of $57,875, loss on conversion of notes payable of $63,750 and net cash from changes in operating assets and liabilities of $298,576, offset by noncontrolling interests in the loss of EarthSearch of $77,599.

The decrease in investing activities is attributable to the purchase of equipment of $6,760 during the nine months ended September 30, 2010, while no purchases were made in 2011 and the proceeds received and payments of escrow deposits in the nine months ended September 30, 2010.

Cash generated from our financing activities was $331,265 for the nine months ended September 30, 2011, compared to $797,142 during the comparable period in 2010. This decrease was primarily attributed to the proceeds from the issuance of common stock, a decrease from $369,925 to $169,250, proceeds from loans payable to related parties, a decrease from $217,367 to $154,919, proceeds from loans payable to unrelated parties, a decrease from $376,932 to $113,072, offset by the repayments of loans payable to related parties, a decrease from $167,082 to $105,976.

We will require additional financing during the current fiscal year according to our planned growth activities. During the period from October 1, 2011 to November 14, 2011, we received proceeds from the sale of 10,527,778 shares of our common stock of $46,450 and $66,790 from the issuance of convertible promissory notes.

Due to changes in our business plans in 2008 and resulting lack of cash flows, at September 30, 2011, we are in default of a $425,000 note payable to Azfar Haque plus accrued interest of $143,180 for a total indebtedness of $568,180 and a $80,000 note payable to Rainmaker Global plus accrued interest of $48,125 for a total indebtedness of $128,125.  We are currently in negotiations with both note holders to cure the defaults, which may include conversion of some or all of the debt to common stock.

On July 1, 2011, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Southridge.  Pursuant to the Equity Purchase Agreement, Southridge shall commit to purchase up to Ten Million Dollars ($10,000,000) of our common stock over the course of twenty four (24) months commencing the effective date of the  Registration Statement (as defined below) covering the Registrable Securities pursuant to the Equity Purchase Agreement. The put option price is ninety-two percent (92%) of the average of two lowest closing prices of any two applicable trading days during the five (5) trading day period preceding the date a put notice is delivered to Southridge in a manner provided by the Equity Purchase Agreement.  We are obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities no later than forty-five (45) days after the execution of the Equity Purchase Agreement.

Liquidty and Capital Resources during the year ended December 31, 2010 compared to the year ended December 31, 2009

As of December 31, 2010, the Company had cash of $1,278 and a deficit in working capital of $3,863,250 compared to cash of $766 and working capital deficit of $3,025,646 at December 31, 2009.  We have historically met our cash needs through a combination of cash flows from operating activities and proceeds from private placements of our securities and loans from related and unrelated parties.  Our cash requirements are generally for selling, general and administrative activities and the purchase of inventories.

Our operating activities generated a deficit cash flow of approximately $1,055,411 for the year ended December 31, 2010, compared to $780,376 during 2009.  The principal elements of cash flow from operations for the year ended December 31, 2010 included a net loss of $2,496,892, offset by depreciation and amotization expense of $197,112, stock issued in lieu of cash compensation of $183,159, in-kind contribution of services of $347,846, and decreased investment in operating working capital elements of $585,124.

The negative cash flow from operating activities for the year ended December 31, 2009 included a net loss of $1,473,225, offset by depreciation and amortization expense of $220,887, stock issued in lieu of cash compensation of $68,500, bad debt expense of $66,587 loss on disposal of assets of $12,180, and decreased investment in operating working capital elements of $321,066.

Cash provided by our investing activities was $68,246 for the year ended December 31, 2010, compared to $158,434 used in investing activities for the same period in 2009.  This increase of $226,680 was primarily due the receipt of funds for reimbursement of escrow deposits of $220,000.

Cash generated from our financing activities was $987,677 for the year ended December 31, 2010, compared to $939,548 during the comparable period in 2009.  This increase was primarily attributed to the proceeds from the issuance of common stock, an increase from $524, 997 to $656,125, proceeds from loans payable to related parties, a decrease from $435,197 to $264,823, proceeds from loans payable to unrelated parties, an increase from $125,000 to $376,931, offset by the repayments of loans payable to related parties, an increase from $141,997 to $281,995 .

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors included an explanatory paragraph in their report on the consolidated financial statements for the year ended December 31, 2010 regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Our unaudited consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. Our unaudited consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

There is no assurance that our operations will be profitable. Our continued existence and plans for future growth depend on our ability to obtain the additional capital necessary to operate either through the generation of revenue or the issuance of additional debt or equity.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Our significant accounting policies are can also be found in Note 2 of our financial statements. While all of these significant accounting policies impact the Company’s consolidated financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on the Company and require management to use a greater degree of judgment and estimates. We believe that the estimates and assumptions that are most important to the portrayal of our consolidated financial condition and results of operations, in that they require subjective or complex judgments, form the basis for the accounting for the valuation accounts receivable, inventory, revenue recognition, impairment of long-lived assets, and stock-based compensation. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future consolidated financial conditions or results of operations. We suggest that our significant accounting policies be read in conjunction with this Management's Discussion and Analysis of Financial Condition.

Accounts Receivable

The Company grants unsecured credit to commercial and governmental customers in the United States and abroad.  Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance sheet credit exposure to its customers.

Inventories

Inventories are stated at the lower of cost or market (“LCM”).  The Company uses the first-in-first-out (“FIFO”) method of valuing inventory.  Inventory consists primarily of finished goods and accessories for resale.

Revenue Recognition

The Company generates revenue through three processes: (1) Sale of its RFID/GPS products, (2) Fees for consulting services provided to its customers, and (3) Service Fees for the use of its advanced web based asset management platform.

•	Revenue for RFID/GPS products is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.
•	Revenue for consulting services is recognized when the services have been performed.
•	Revenue for service fees is recognized ratably over the term of the use agreement.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Stock-Based Compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees” ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

The Company has not granted any stock options as of  September 30, 2011.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF BUSINESS

Overview

The Company, through its majority owned subsidiary, EarthSearch, offers a portfolio of GPS devices, RFID interrogators, integrated GPS/RFID technologies and Tag designs.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.  EarthSearch is an international provider of GPS and telemetric devices, applications and solutions for both consumer and commercial markets.  EarthSearch developed and created devices which feature the world’s first wireless communication between RFID and GPS technologies.  These devices provide real-time visibility of assets and goods in transit as well providing specialized security applications for sea ports, shipyards, and power and energy plants.

EarthSearch GPS devices offer trucking fleet owners an array of security, safety and convenience features for both consumer and commercial fleets. EarthSearch offerings such as LogiBoxx, LogiBoxxRF and HALO are vehicle and supply chain management solutions.  The products are designed to be easily installed into any type of vehicle, including automobiles, construction equipment, trucks, buses and other mobile machinery.  Customers can use these proprietary devices to address their specific needs, such as (i) substantially reducing the risk of assets being lost, stolen or misrouted,(ii) managing a commercial vehicle or fleet or (iii) precisely tracking the location of a company’s goods, inventory and/or vehicles in real-time.

Additionally, EarthSearch has developed SchoolsConnects - the first school transportation solution and class attendance monitoring system utilizing integrated GPS/RFID technology.  This unique solution is designed to provide real-time visibility and security of students traveling on scheduled school bus routes, as well as provide parents with real time notification when students miss classes.  This unprecedented technology monitors the real-time status of students as they enter and exit school buses and class rooms.  SchoolConnect can provide real-time alerts to parents and schools when a student gets on the bus or off the bus.  Alerts are sent when and if a student exits at the wrong bus stop, or should a student fail to get on or off the bus at a scheduled location. The SchoolConnect system provides real-time notification to parents with hand-held devices, such as smart phones, as well as communication between parents and teachers.

Company History

The Company was incorporated under the laws of the State of Florida on May 27, 1994, under the name Plantastic Corp., to engage in the business of purchasing and operating a tree farm and nursery.  The Company was unsuccessful in this venture and in March 1997, the Company amended its articles of incorporation, reorganized its capital structure and changed its name to Viva Golf, USA Corp.  The Company then acquired the assets of Viva Golf, USA Corp., a Delaware corporation, which consisted of a golf equipment marketing plan and other related assets.  The Company unsuccessfully engaged in the business of golf club manufacturing and marketing and ceased those operations in 1998.

The Company acquired 100% of the issued and outstanding shares of common stock of Lifekeepers International, Inc. in exchange for 1,000,000 of the Company’s newly issued shares under an Agreement and Plan of Reorganization on October 22, 1998.  In connection with this acquisition, the Company changed its name to Lifekeepers International, Inc.  On May 29, 2003, the Company changed its name to East Coast Diversified Corporation and changed its domicile to Nevada.  During 2001, the Company discontinued its operations, and remained inoperative until April 26, 2006.

On April 26, 2006, the Company entered into a definitive Share Exchange Agreement (the “Agreement”) to acquire 100% of the issued and outstanding shares of Miami Renaissance Group, Inc. (“MRG”), a privately-owned Florida corporation, in exchange for the issuance of 4,635,000 restricted shares of the Company’s common stock and 167,650 preferred stock designated as Series A Convertible Preferred Stock (the “Preferred Stock”).  The Company’s officers and directors, who did not own any shares of common stock of the Company prior to this Agreement, were also the majority shareholders of MRG.  The Agreement was adopted by the unanimous consent of the Company’s Board of Directors (the “Board”) and written consent of the majority shareholders of the Company.  Further, it was approved by unanimous consent of MRG’s Board of Directors and by written consent of the majority shareholders of MRG.

Pursuant to the Agreement, the Company issued a total of 4,635,000 shares of common stock and 167,650 shares of Preferred Stock to the shareholders of the MRG in exchange for 20,500,000 shares of MRG, which represented 100% of the issued and outstanding shares of MRG.  Following the closing of the Agreement, the shareholders of MRG owned approximately 63.75% of the Company’s issued and outstanding shares of common stock.

On February 20, 2008, the Company entered into a Stock Sale Agreement (the “Stock Sale Agreement”), pursuant to which the Company agreed to sell and MRG Acquisition Corp. (a Delaware corporation formed for the purpose of acquiring MRG, hereinafter “MRGA”) agreed to acquire 100% of the capital stock of MRG (“MRG Shares”), representing substantially all of the assets of the Company, in consideration for the forgiveness of liabilities in the amount of $1,051,471 owed by the Company to certain affiliated persons.

On April 6, 2009, the Board unanimously adopted and the consenting stockholders approved a resolution to effectuate a one-for-one hundred (1:100) reverse stock split (the “Reverse Split”) of the Company’s common stock.  On June 29, 2009, the Company was notified by NASDAQ that has it had received the necessary documentation to process the Reverse Split and issue a new symbol (ECDC).  The Reverse Split became effective on June 30, 2009.

On October 23, 2011, (the “Execution Date”) Company entered into an a share exchange agreement (the “Rogue Paper Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue Paper”) and certain shareholders of Rogue Paper (the “Rogue Paper Shareholders”).

Pursuant to the Rogue Paper Share Exchange Agreement, the Company  acquired fifty-one percent (51%) of the issued and outstanding shares of common stock of Rogue Paper (the “Rogue Paper Common Shares”) in exchange for two million five hundred thousand (2,500,000) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Shares”).  No sooner than twelve months from the Execution Date, the Preferred Shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million (50,000,000) shares of the Company’s common stock.

Commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share.  Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share.

Furthermore, the Company may purchase up to an additional one million ($1,000,000) of Rogue Paper Common Shares, in intervals to be determined, over the course of the next twelve months following the Execution Date.

EarthSearch Transactions

On December 18, 2009, the Company’s former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC (collectively, the “Sellers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Kayode Aladesuyi (the “Buyer”), pursuant to which the Sellers, beneficial owners of an aggregate of 6,997,150 shares of the Company’s common stock (the “Sellers’ Shares”), agreed to sell and transfer the Sellers’ Shares to the Buyer for total consideration of Three Hundred Thousand Dollars ($300,000.00).  The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with EarthSearch Communications International, Inc. (“EarthSearch”), pursuant to which the Company agreed to issue 35,000,000 shares of the Company’s restricted common stock to the shareholders of EarthSearch.  On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement.  In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch.  As a result of the execution and closing of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch (the “Share Exchange”).  The Board passed a resolution electing the new Board members and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange is being accounted for as an acquisition and recapitalization.  EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch.  The accumulated deficit of EarthSearch was also carried forward after the acquisition.

EarthSearch was founded in November 2003 as a Georgia corporation.  The company subsequently re-incorporated in Delaware on July 8, 2005.  The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda in Brazil, were discontinued during 2007.

On December 31, 2010, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company’s common stock.  As of August 2, 2011, the Company owns 99% of the issued and outstanding stock of EarthSearch.

Our Strategy

EarthSearch, based in Atlanta, Georgia, has created the world’s first integration of RFID and GPS technology.  EarthSearch is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity and deliver real-time visibility of the supply chain through automation.

We experienced a sudden reversal of our revenue growth in the 4th quarter of 2008, as the real estate market and global economy came to a halt.  A significant number of our customers declared bankruptcy or defaulted on their account.  New business opportunities ceased and our sales plummeted.  These events forced us to take dramatic steps and business decisions that resulted in substantial reductions of revenue for the years 2009 and 2010.

Based on our internal research, the Board and management made the decision to change the business focus and product portfolio.  We concluded that simply offering GPS devices, which we believed would become a commodity, exposed the Company and its shareholders to potential failure.  We accelerated research and development operations and began the development of wireless communication between GPS and RFID devices.  We shut down most of our commercial operations due to the economic conditions and expanded R&D.

Our internal research showed GPS solutions will become inadequate for business needs and the market would demand or require more sophisticated solutions for asset management, workforce optimization and security.  RFID technology was growing at significant rate and a combination of both technologies was inevitable.  Management seized the opportunity of the slow economy to develop the world’s first solution for continuous visibility of assets and become a global leader in offering such an integrated solution.  We are also continuing to utilize the technology to provide other applications such as oil pipeline monitoring.

Part of our research and development activities includes development of the wireless protocol between GPS and RFID, the development of a software platform that will allow users to manage assets remotely. In addition we also researched various applications of the technology including applications in the relevant industries, its social utilization, and its impact of with regards to schools and child safety.

Over a two year period, we successfully developed the communication protocol between GPS and RFID. We developed the GATIS Platform for commercial application and The SchoolConnect Platform for the school system.  We researched current school transportation management programs, related costs, safety issues associated with student bus riders.  We developed an application of our technology that provides real time tracking of students getting on or off the school bus or skipping classes.  This technology will allow parents to monitor the safety of their children and will also provide statistical data on student behavior in order to help school administrators and parents become more actively involved in a child’s education.

For our commercial application we researched industries with the most significant problems related to mobile assets and that rely on those assets for revenue, such as the shipping industry, restoration industry and oil and gas transporters. The application is primarily focused on providing real time information regarding the monitoring and management of traveling assets, inventory and personnel.

We have spent approximately $534,000 over the last two fiscal years in software, hardware, research and development costs and expenditures.

We completed our product development in the first quarter of 2010, and began commercial beta tests in the summer of 2010.  We officially launched our new business and product portfolio in 4th quarter of 2010.  We immediately saw revenue growth, as 60% of our 2010 revenue came in the 4th quarter of 2010.  We outperformed our entire 2010 revenue levels in the first quarter of 2011 and as of September 30, 2011, our year to date revenue was over eight time the revenue of the same period in 2010.  We are currently engaged in numerous pilot projects with several major organizations.  We have also expanded our product offering into military logistics.

As part of our growth strategy, we launched an aggressive sales network development program in the summer of 2010.  As of the end of the second quarter 2011, we have 18 distribution partners in 5 geographic regions (Southeast, Asia, Africa, South and North America).  We launched a new web site reflecting our new business, products and solutions. We will launch our first commercial ecommerce site in the 2nd quarter of 2011.

The market for our products is maturing globally and is well diversified. We recently delivered products to customers in such places as California, Arizona, Canada, Nigeria, Dubai, Tanzania, Kenya, Switzerland, UK and several other markets including Russia, Vietnam and Turkey.  The Company is not substantially dependent on any one customer.

We intend to continue to grow the market for our products and as part of our 2011 growth strategy, we intend to implement a merger and acquisition plan, with a focus on targeting those GPS firms with a concentration of clients with advanced supply chain solution needs.  As aforementioned, on October 23, 2011 the Company acquired 51% of Rogue Paper, pursuant to the Rogue Paper Share Exchange Agreement.  The Company will  continue to seek joint venture opportunities where  its technology will have significant impact on the success of the opportunities.

Our revenues are principally derived from three sources product sales, consulting services, and user fees for GATIS, our advanced web based asset management platform.  Our consulting services revenue is derived from solution design and account set up. Every client, customer or partner has a specific application for which they intend to use or sell our technology. In almost all the cases, the use of this technology requires customization. We provide system analysts that design how the technology can be  delivered for its desired intention. Most of our current consulting and services revenue comes from the white labeling and customization of systems for our partners.

We also charge consulting fees for designing solution for clients on behalf of our partners. Additionally, we derive revenue for performing the initial setup for clients with large assets and fleets.

GATIS user access fees are based on the type of solution a client desires to be implemented. Applications utilizing active tags generally cost less because active tags are used on a limited number of larger assets and require less data usage. Fees for this can range from $29.99 to $39.99 per month.

An application utilizing our passive RFID solution which is generally used to monitor a large number of individual assets and requires large amounts of data, will incur  higher service fees that may range between $39.99 to $84.99 per month depending the volume of individual assets that are monitored.

Products and Services

LogiBoxx

Logiboxx is the world’s first vehicle tracking device with an embedded radio frequency (RF) module.  LogiBoxx provides the ability to perform the dual functions of an RFID solution by communicating directly with RF tags, while also creating a wireless gateway between mobile RFID solution and a backend server to function as a fleet management solution.

GATIS

GATIS (Global Asset Tracking and Identification System) is an advanced web based asset management platform.  It incorporates several applications and vertical market that integrates GPS and RFID data into their operation and business.  GATIS is a web-based application that allows for the management of integrated GPS/RFID at the hardware level.  It is a necessary application for the management of assets in transit.

EarthSearch’s LogiBoxx solution, when used with our GATIS application, utilizes integrated RFID and GPS data, delivered in real time, under the most complex data analysis and business logic process, to achieve decisions needed by governments and businesses to accomplish critical organization objective.

Bridging the communication between GPS/RFID and integrating with sensor technology creates solutions that challenge the imagination.  We are the creator of the world’s first wireless communication between GPS and RFID interrogators and we solve complex business security, logistics and operational issues.

We engage our customers from strategic planning to implementation to make the customer’s desired solution a reality.  EarthSearch provides professional services in key areas to ensure successful delivery of the desired solution to the customer.  We begin with a clearly defined project objective, creating easy to understand scope of work and project design that clearly explains how we will accomplish our customer’s desired solution.

Our solutions include RFID implementation for various industries and vertical markets utilizing global standards such as Electronic Product Code General 2 standards, 2.4ghz active RFID platforms with proprietary protocols.  We utilize passive and semi-passive, as well as active, tags to create integrated solutions for our clients that will meet the desired objectives.  Our expertise in the integration of GPS with RFID allows us to create hybrid solutions that can result in solutions once considered impossible, such as implementation of Active/Passive RFID applications in the same solution.

Whatever the industry, EarthSearch uses its proprietary wireless communication between GPS and RFID, integrated with sensor technology, to deliver the most advanced Auto ID solutions in the market.  Our proprietary GATIS software uses integrated RFID/GPS data with intelligent business logic to deliver solution and information for business decisions.

Additionally, EarthSearch has completed the development SchoolConnect and has begun to monetize the product.  We have delivered the SchoolConnect product to customers in Nigeria and United Emirates and we are currently in discussion for pilot programs in school systems in Atlanta GA and Newark NJ. SchoolConnect is the first school bus security solution with integrated GPS/RFID technology.  This unique solution is designed to provide real-time visibility and security of students traveling on scheduled school bus routes.  This unprecedented technology monitors the real-time status of students as they enter and exit school buses.

SchoolConnect can provide real-time alerts to parents and schools when a student gets on the bus or off the bus.  Alerts are sent when and if a student exit at the wrong bus stop, or should a student fail to get on or off the bus at a scheduled location.  The SchoolConnect  system provides real-time notification to parents with hand-held devices, such as smart phones  and has been sold in areas such as Nigeria, Dubai and United Emirates

We currently sell LogiBoxx RF, TrailerSeal, RFSeal, Trailer ID Tags and Handheld RFID Readers, however, our products can be used to deliver several applications for several vertical industries.

We have begun to recruit personnel in critical areas such as sales and operations with the hiring of a new sales director. We now have extensive network of partners with pilot projects implemented on the ground in numerous countries. We are now in the commercialization stage of our operations and have begun to monetize of our technology.

Over the next twelve months we plan to increase our marketing and brand awareness by social networking as well the implementation a weekly newsletter updating specific industry targets about the progress of our applications as we develop them.

Intellectual Properties

Patents and Other Proprietary Properties

The patent under publication NO US-2009-0069954-A1 was assigned to the Company in 2009, by Mr. Kayode Aladesuyi, our Chairman and Chief Executive Officer.  Mr. Aladesuyi also holds a patent and has a patent pending relating to our technology.  These patents are licensed directly to the Company by Mr. Aladesuyi.  Further, the Company has licensing agreements, dated September 1, 2010, with two entities for various patents issued in the United States and internationally.

Trademarks

The Company plans to register multiple trademarks with the USPTO.  They are LogiBoxx, GATIS, TrailerSeal, RFSeal, and MobileMANAGER.

Rogue Paper, Inc.

On October 23, 2011, the Company acquired Rogue Paper, Inc., a California corporation (“Rogue Paper”). Rogue Paper was founded in February 2010 and has developed a proprietary Audience Engagement Platform for media companies to interact with their television audiences via a secondary device, such as a tablet, PC or smart phone.  The technology is the integration of a social media platform with entertainment technology. Rogue Paper licenses and provides private label brands to its media clients. Rogue Paper continues to improve and expand the application of its technology, including the collection of audience data behavior patterns and content interest that will become part of its service offering to media clients and other companies looking to increase interactivity and engagement around their content via a second screen or mobile device.

Rogue Paper produces integrated mobile experiences. Integrated mobile is the evolution of digital into one interactive experience; the hub of which lives in the palm of the user’s hand. Rogue Paper focuses on the user and builds products and platforms that cater to the mobile culture through unique design and innovation and new ways to share content or creating entertaining gaming mechanics.

Rogue Paper's premiere product, TV Tune-In is a real-time, companion viewing and mobile app development platform for media companies to help drive viewership, conversation and interactions for television shows and content.

TV Tune-In allows media companies to develop branded iPhone and iPad apps for television shows and channels. The apps aim to attract fans around live viewing of their favorite show, event, or sports team. Users can actively comment, message on Twitter or Facebook and Like their favorite show, chat with friends, play trivia, watch exclusive video content, photos and more. As users interact with the application, they can earn rewards such as virtual badges. TV Tune-In also has the ability to time-shift interactions and commentary in case you aren’t watching a show live.

Rogue Paper licenses its platform to media companies to launch their own interactive “second screen” experience, as opposed to forming deals and partnerships with other startups. TV Tune-In has entered into agreements with a number of media companies to create branded iPhone and iPad apps for popular television shows.

DESCRIPTION OF PROPERTY

The principal business offices of the Company are located at 120 Interstate North Parkway Suite 445, Atlanta, Georgia, 20853, and our telephone number at that address is (770) 953-4184.  We currently lease approximately 4,500 square feet of generic office space for $4,796 per month.  This lease expired on June 30, 2011, and was immediately renewed for a six month extension.  The Company will consider renewing the prior lease or seek a new office location at the beginning of the 2012 fiscal year.  This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs.  Additional space may be required as we expand our business activities.  We do not foresee any significant difficulties in obtaining any required additional facilities.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all our directors and executive officers and our key management personnel as of November 1, 2011.  All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  Executive officers serve at the discretion of the board of directors, and are elected or appointed to serve until the next board of directors meeting following the annual meeting of stockholders.  Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Positions	Since

Kayode A. Aladesuyi	51	Chief Executive Officer, President, Interim Chief Financial Officer and Chairman	April 2, 2010

Frank Russo	53	Director	April 2, 2010

Edward H. Eppel	68	Director	April 2, 2010

Anis D. Sherali	61	Director	April 2, 2010

Biography of Directors and Officers

Kayode A. Aladesuyi, a founder of EarthSearch, was appointed, and has served as Chairman of the Board of Directors, Chief Executive Officer, President and Interim Chief Financial Officer of East Coast Diversified Corp since April 2, 2010.  Mr. Aladesuyi held similar positions with EarthSearch since January 2004.  Prior to joining EarthSearch, Mr. Aladesuyi was the founder , Chief Executive Officer, and President of PlanetLink Communications, Inc. which engaged in the development of satellite-enabled products based on GPS technology and provision of monitoring services in the United States from 1999 to 2003 Mr. Aladesuyi resigned from PlanetLink Communications to establish EarthSearch. He has a B.S. degree in accounting from Alabama State University.

The Company believes that Mr. Aladesuyi’s technical and management expertise will contribute to the Company’s development of its own infrastructure and growth as a public company.

Frank Russo has been a a Director since April 2, 2010.  Mr. Russo has been representing  various manufacturers, including FIFA, Kappa and KangaROOS, consulting with their sales and marketing departments throughout Metro NY/NJ and the Mid-Atlantic regions from 2003 through the present. Mr. Russo served as the President of Gladiator Sales, a regional marketing and sales company that represented Puma North America ($500+ million in sales) throughout New England, Mid-Atlantic and the Metro NY/NJ regions. Prior to Gladiator Sales, Mr. Russo  managed a sales division for Diadora, an Italian sporting goods manufacturer from 199 to 2003. Mr. Russo has a B.S. degree in business administration from Saint Michael’s College.

The Company believes that Mr. Russo’s extensive experience managing in sales and marketing will help steer the Company’s growth and development.

Edward H. Eppel was appointed as a Director on April 2, 2010, and had served as a Director of EarthSearch since October 2009.  Mr. Eppel serves as the vice president of LPS Ind., a leading manufacturer of special printed flexible films for the Medical/Food/Beverage manufacturing industries, with sales in both North America and Europe, a position he has held since 1995 through the present. Mr. Eppel was the founder and served as president of RAE Container Inc., a manufacturer of corrugated products, molded form, cushioning and protective materials for Air/Sea/Ground shipments, from 1986 to 1995 Mr. Eppel and RAE Container Inc., merged with LPS in 1997. Mr. Eppel is a “Lifetime” member of the IOPP (Institute of Packaging Professionals) and served as the President of the Meadowlands chapter from 1975 to 1979. Mr. Eppel also served as president of the Society of Packaging and Handling Engineers from 1969 to 1975, while also  with serving as chairman of Morris County Municipality Utilities Authority (NJ) for the past 25 years. This public utility serves more than 500,000 residents with water and a complete recycling program reducing landfill waste by over 50%. Mr. Eppel has a B.S. degree in industrial management from Rutgers University.

The Company believes that Mr. Eppel’s considerable experience with the shipping and manufacturing business will help the Company’s sales and application of its technology in such industries.

Anis D. Sherali was appointed as a Director on April 2, 2010, and had served as a Director of EarthSearch since June 2009.  Mr. Sherali is currently the president/CEO of Energy Consulting Group and has assisted numerous electric utility clients analyze and solve optimization problems related to electric utility operations and economic dispatch, a position he has held since 2000.. His responsibilities include the preparation of engineering feasibility analyses of alternative power supply sources, long-range planning studies for generation and transmission systems, software development related to power supply planning and utility rate analysis.  Mr. Sherali has more than 25 years of experience in power supply planning and pooling evaluations, wheeling and coordination analysis, electric utility rates, finance and accounting, contract negotiations, generation analysis, utility operations and dispatch, economic and regulatory support and power supply consulting with numerous clients in more than 15 states.  Mr. Sherali has a masters degree in industrial management from Georgia Tech.

The Company believes that Mr. Sherali’s technical and managerial expertise will help steer the Company’s growth and development .

Our directors hold office until the earlier of their death, resignation or removal by shareholders, or until their successors have been qualified. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal.  Any action required can be taken at any annual or special meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent of consents in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

EXECUTIVE COMPENSATION

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer and principal financial officer during our last completed fiscal year; and (ii) each other individual that served as an executive officer during the fiscal year ended December 31, 2010 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the Named Executives).

Position	Year	Salary	Bonus	Stock Awards (6)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total

Kayode Aledesuyi, Chairman,	2010	$350,000	$-	$40,000	$-	$-	$18,530	(4)	$408,530
Chief Executive Officer, President	2009	$271,876	$-	$-	$-	$-	$12,000	(4)	$283,876
and Chief Financial Officer	2008	$235,000	$-	$-	$-	$-	$12,000	(4)	$247,000

Frank Russo, Executive	2010	$187,500	$-	$-	$-	$-	$6,350	(5)	$194,030
Vice President (1)	2009	$-	$-	$-	$-	$-	$-		$-
	2008	$-	$-	$-	$-	$-	$-		$-

John Ferguson	2010	$43,068	$-	$-	$-	$-	$-		$43,068
Former Vice President (2)	2009	$-	$-	$-	$-	$-	$-		$-
	2008	$-	$-	$-	$-	$-	$-		$-

Frank Rovito, Chief	2010	$-	$-	$-	$-	$-	$-		$-
Executive Officer, Chief	2009	$-	$-	$-	$-	$-	$-		$-
Financial Officer and Director (3)	2008	$-	$-	$-	$-	$-	$-		$-

Aaron Goldstein, Vice	2010	$-	$-	$-	$-	$-	$-		$-
President and Chairman (3)	2009	$-	$-	$-	$-	$-	$-		$-
	2008	$-	$-	$-	$-	$-	$-		$-
_________________
(1)  Position was eliminated on October 1, 2010.

(2)  Resigned on September 21, 2010.

(3)  Resigned on April 2, 2010.

(4)  All other compensations includes $12,000 of car allowance each year and $6,350 of health insurance premiums.

(5)  All other compensations includes $6,350 of health insurance premiums.

(6)  Stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718

Agreements with Executive Officers

The Company does not have any employment agreements with its executive officers.  At the time of the Share Exchange, the Company’s Board of Directors agreed to assume the annual salary of $350,000 to Kayode Aladesuyi, the Company’s Chief Executive Officer, President and Interim Chief Financial Officer.

DIRECTOR COMPENSATION

The general policy of the Board is that Directors earn $10,000 per quarter for each quarter served. The Board of Directors has the primary responsibility for considering and determining the amount of Director compensation.

The following table shows amounts earned by each Director in the fiscal year ended December 31, 2010.

Director	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Kayode Aladesuyi	2010	$40,000	$-	$-	$-	$-	$-	$40,000
	2009	$40,000	$4,000	$-	$-	$-	$-	$44,000

Frank Russo	2010	$40,000	$-	$-	$-	$-	$-	$40,000
	2009	$40,000	$4,000	$-	$-	$-	$-	$44,000

Edward Eppel	2010	$40,000	$-	$-	$-	$-	$-	$40,000
	2009	$10,000	$51,000	$-	$-	$-	$-	$61,000

Anis D. Sherali	2010	$40,000	$-	$-	$-	$-	$-	$40,000
	2009	$10,000	$1,000	$-	$-	$-	$-	$11,000

Afred Ruhly (3)	2010	$10,000	$-	$-	$-	$-	$-	$10,000
	2009	$-	$-	$-	$-	$-	$-	$-

(1)	Reflects the amount of fees earned during each year ended on December 31.

(2)
Stock awards are valued at the grant date fair value of the services rendered , computed in accordance with FASB ASC Topic 718. There were no outstanding awards at year end.   These awards were discretionary stock granted for services and were not part of a compensation plan.

(3)	Mr. Ruhly was removed as a Director on September 30, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of August 15, 2011, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group.  Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Kayode Aladesuyi (3)	48,717,281	26.94%

Frank Russo (4)	7,073,895	3.91%

Edward Eppel	2,607,154	1.44%

AnisSherali (5)	33,104,689	18.30%

All Directors and Executive Officers as a Group (4 persons)	91,503,019	50.59%

(1)
“Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The mailing address for all officers and directors is 120 Interstate North Parkway SE, Suite 445, Atlanta, GA 20853.

(2)
For each shareholder, the calculation of percentage of beneficial ownership is based upon 180,861,766 shares of Common Stock outstanding as of August 15, 2011, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3)	This total includes 3,329,216 shares held by Mr. Aladesuyi’s five dependent children, of which he has voting and dispositive power.

(4)	This total includes 120,724 shares held by Mr. Russo’s three dependent children, of which he has voting and dispositive power.

(5)	Includes 250,000 shares held by Mr. Sherali’s wife, Farah Sherali, of which he has shared voting and dispositive power.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Frank Russo, a Director of the Company, is a note holder of the Company.  During the year ended December 31, 2009, Mr. Russo converted $100,000 of the note into 10,000,000 shares of the Company’s common stock.  During the year ended December 31, 2010, Mr. Russo converted $60,000 of the note into 6,000,000 shares of the Company’s common stock.  The Company borrowed $29,800 and $144,300 from and repaid $24,000 and $11,500 to Mr. Russo during the years December 31, 2010 and 2009, respectively.  The Company issued 400,000 shares of its common stock to Mr. Russo for services during the year ended December 31, 2009.

Edward Eppel, a Director of the Company, is a note holder of the Company.  The Company borrowed $31,085 and $126,400 from Mr. Eppel during the years ended December 31, 2010 and 2009, respectively.  The Company issued 5,100,000 shares of its common stock to Mr. Eppel for services during the year ended December 31, 2009.

Andrea Rocha, Comptroller of the Company, is the wife of Kayode Aladesuyi, the Company’s Chairman, Chief Executive Officer, and President of the Company.  Ms. Rocha was a note holder of the Company.  The Company borrowed $32,000 from Ms. Rocha during the year ended December 31, 2009.  During the year ended December 31, 2009, Ms. Rocha converted $32,000 of the note into 3,200,000 shares of the Company’s common stock.  During the year ended December 31, 2010, the Company repaid $2,600 to Ms. Rocha. On October 5, 2009, Ms. Rocha purchased 4,800,000 shares of the Company’s common stock for $48,000 and on December 31, 2010 the Company issued 1,900,000 shares of the Company’s common stock in exchange of salaries payable to Ms. Rocha of $19,159.

Kayode Aladesuyi is the holder of an unsecured non-interest bearing note of the Company.  During the year ended December 31, 2009, the Company borrowed $132,497 from and repaid $130,497 to Mr. Aladesuyi on this note.  During the year ended December 31, 2010, the Company borrowed $170,937 from and repaid $154,482 to Mr. Aladesuyi.  On July 30, 2010, Charms Investments, Inc. assigned its interest in their $196,425 convertible note to Mr. Aladesuyi.  The convertible note is automatically convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.  The Company issued 4,000,000 and 400,000 shares of its common stock to Mr. Aladesuyi for services during the years ended December 31, 2010 and 2009, respectively.  During the year ended December 31, 2009, Mr. Aladesuyi purchased 15,000,000 shares of the Company’s common stock for $150,000.

During the year ended December 31, 2010, the Company borrowed $25,000 from Valerie Aladesuyi, the former wife of Kayode Aladesuyi.  Also during the year ended December 31, 2010, Ms. Aladesuyi converted the $25,000 note into 2,500,000 shares of the Company’s common stock.

On April 2, 2010, prior to the Stock Exchange, Anis Sherali, a Director of the Company, purchased 200,000 shares of the Company’s common stock for $5,000.  From April 2, 2010 through December 31, 2010, Mr. Sherali purchased 27,769,232 shares of the Company’s stock for $265,900.  The Company issued 100,000 shares of its common stock to Mr. Sherali for services during the year ended December 31, 2009.

During the year ended December 31, 2010, officers and shareholders of the Company contributed services having a fair market value of $347,846.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 480,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of our preferred stock par value $0.001 per share.  As of August 15, 2011, there were issued and outstanding 180,861,766 shares of our common stock and 0 shares of our Series A preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction.

Undesignated Preferred Stock

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock, par value $0.001, and vest in the Company’s board of directors the authority to establish series of unissued preferred shares by the designations, preferences, limitations and relative rights, including voting rights, of the preferred shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation, and in order to establish a series, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation.  The board of directors is authorized, without further action by our shareholders, to provide for the issuance of preferred shares and any preferred shares so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of common stock.

Series A Preferred Stock

The Company is authorized to issue 1,000,000 shares of the Company’s Series A Preferred Stock.  As of August 15, 2011, 0 shares of the Company’s Series A Preferred Stock are issued and outstanding.  One share of Series A Preferred Stock entitles holders to 100 votes for all matters submitted to a vote of the Company’s common stockholders.

SELLING SECURITY HOLDERS

We agreed to register for resale 28,000,000 shares of our common stock by the Selling Security Holder.

Security Holder Pursuant to the Equity Credit Agreement

Southridge is the potential purchaser of our common stock under the Equity Credit Agreement.  The 28,000,000 Put Shares offered in this prospectus are based on the Equity Credit Agreement between Southridge and the Company.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus.  The put option price is 92% of the average of the two lowest Bid Prices in the five trading days period immediately following the Put Date.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

●	the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and

●	the uncertainty as to the number of Put Shares, which will be issued upon exercise of our put options under the Equity Credit Agreement.

The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of Bermuda.  All investment decisions of, and control of, Southridge is held by its general partner Southridge Investment Group, LLC.  Stephen M. Hicks is the managing member of Southridge Investment Group, LLC, and he has sole voting and investment power over the shares beneficially owned by Southridge Investment Group, LLC.  Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to 28,000,000 shares of our common stock pursuant to the Equity Credit Agreement under this prospectus.  On July 1, 2011, the Company and Southridge entered into the Equity Credit Agreement pursuant to which we have the opportunity, for a two-year period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $10,000,000.  For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay 92% of the average lowest Bid Price of any two trading days, consecutive or inconsecutive during the Valuation Period.

The number of Put Shares to be purchased by Southridge shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Southridge beneficially or deemed beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Southridge, when aggregating all purchases of Common Stock made pursuant to the Equity Purchase Agreement and Blackout Shares, if any, would own more than 9.99% of the Common Stock following such Closing Date.

Subject to the terms and conditions of the Equity Credit Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in a Blackout Notice the existence of a potential material event based upon the good faith determination of our board of directors, and Southridge shall not offer or sell any of our shares acquired under the Equity Credit Agreement, or engage in any transaction involving or relating to such shares from the time the Blackout Notice was provided to them until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event.  If we deliver a Blackout Notice within fifteen trading days commencing a Closing Date and the Old Bid Price on the day immediately preceding the applicable Blackout Period is greater than the New Bid price on the first trading day immediately following  such Blackout Period, then we are obligated to issue to Southridge a number of Blackout Shares, equal to the difference between (i) the product of (X) the Remaining Put Shares that were issued to Southridge on the most recent Closing Date and held by Southridge immediately prior to the Blackout Period, multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares. For example, assuming Southridge is holding 100 Put Shares immediately prior to the Blackout Period, Southridge would be entitled to an additional 100 shares based upon the following circumstances:

Remaining Put Shares = 100 shares

Old Bid Price = $1.00

New Bid Price = $0.50

(100 x $1.00) ÷ ( $0.50) – (100) = 100

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $10,000 and (ii) 600,000 shares of the Company’s restricted common stock as additional consideration.

We are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities under the Equity Credit Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and the Investor has access to information about us and its investment.   The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction .

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Credit Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our ability to draw sufficient funds under the Equity Credit Agreement when needed.

Southridge will periodically purchase shares of our common stock under the Equity Credit Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by each of the Selling Security Holder as of  the date hereof and the number of share of common stock being offered by each of the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling security holder.  The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

Southridge Partners II, LP (2)	600,000	28,000,000	600,000	Less than 1%
__________________
(1)	The number assumes the selling security holder sells all of its shares being offered pursuant to this prospectus.

(2)
Southridge Partners II, LP is a limited partnership organized and exiting under the laws of Bermuda. Southridge Investment Group, LLC is the managing partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge.  Stephen M. Hicks is the managing member of Southridge Investment Group, LLC, and he has sole voting and investment power over the shares beneficially owned by Southridge Investment Group, LLC.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 28,000,000 shares issued pursuant to the Equity Credit Agreement held by certain Selling Security Holder.

The Selling Security Holder may from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices. The Selling Security Holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Security Holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling stockholders.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  We will file a supplement to this prospectus if a selling stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Credit Agreement.  For each share of common stock purchased under the Equity Credit Agreement, Southridge will pay 92% of the average of the two lowest Bid Prices during the Valuation Period.

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $10,000 and (ii) 600,000 shares of the Company’s restricted common stock as additional consideration.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $30,052.01.  The Company will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Equity Credit Agreement.

LEGAL MATTERS

Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 08830, will pass upon the validity of the Common Stock being offered hereby.

EXPERTS

Effective as of March 7, 2011, the Company replaced KBL LLP (the “Former Accounting Firm”) as its independent registered public accounting firm and engaged Randall N. Drake, CPA PA, 1981 Promenade Way, Clearwater, FL 33760 (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the year ended December 31, 2010.  The financial statements for the Company for the fiscal year ended 2010 was audited by the New Accounting Firm, an independent registered public accounting firm, to the extent and for the periods set forth in their respective reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.  The financial statements for the Company for the fiscal year end 2009 were audited by the Former Accounting Firm, an independent registered public accounting firm, however effective as of March 7, 2011, the Company replaced the Former Accounting Firm as its independent registered public accounting firm and engaged the New Accounting Firm as its new independent registered public accounting firm as of and for the year ended December 31, 2010.   The change in independent registered public accounting firm was not the result of any disagreement with the Former Accounting Firm.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the U.S. Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS FOR 12/31/10

Randall N. Drake, CPA, P.A.
1981 Promenade Way
Clearwater, FL  33760
727.536.4863
Randall@RDrakeCPA.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of East Coast Diversified Corporation
Atlanta, Georgia

We have audited the accompanying consolidated balance sheet of East Coast Diversified Corporation as of December 31, 2010, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended.  East Coast Diversified Corporation’s management is responsible for these financial statements. The financial statements of East Coast Diversified Corporation, as of December 31, 2009, were audited by another auditor; whose report dated February 26, 2010 expressed an unqualified opinion with an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern. Our opinion on the statement of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2009, insofar as it relates to amounts for the periods through December 31, 2009 is based solely on the report of other auditors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of East Coast Diversified Corporation as of December 31, 2010 and the results of its operations and its cash flows for year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements and discussed in Note 1 of the accompanying consolidated financial statements, the Company has incurred significant recurring losses from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

/s/ Randall N. Drake, CPA, P.A.

Randall N. Drake, CPA, P.A.
Clearwater, Florida
April 14, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
East Coast Diversified Corporation (formerly known as EarthSearch Communications, Inc.)

We have audited the accompanying balance sheet of East Coast Diversified Corporation (formerly known as EarthSearch Communications, Inc.) as of December 31, 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of East Coast Diversified Corporation (formerly known as EarthSearch Communications, Inc.) as of December 31, 2009, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, and is dependent upon shareholders to provide sufficient working capital to maintain continuity.  These circumstances create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBL, LLP
Certified Public Accountants and Advisors
February 26, 2010

110 Wall Street, 11th Floor, New York, NY 10005  212.785.9700

East Coast Diversified Corporation and Subsidiary
Consolidated Balance Sheets

	December 31,
	2010	2009

ASSETS

Current assets
Cash	$1,278	$766
Accounts receivable (net of allowance for doubtful accounts of $0 and $260,577 respectively	49,522	2,259
Inventory	51,618	-
Prepaid expenses	-	5,000
Supplier advances	-	29,576
Total current assets	102,418	37,601

Property and equipment, net	15,309	56,024

Other assets
Capitalized research and development costs (net of accumulated amortization of $548,056 and $367,210 respectively)	92,613	273,458
Escrow deposits	25,000	100,000
Security deposits	4,521	4,521
Total other assets	122,134	377,979

Total assets	$239,861	$471,604

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Balance Sheets

	December 31,
	2010	2009

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Bank overdraft	$-	$5,207
Loans payable	793,327	671,930
Loans payable - related party	695,230	607,206
Accounts payable and accrued expenses	813,411	655,494
Accrued payroll and related liabilities	1,663,700	1,123,410
Total liabilities	3,965,668	3,063,247

Commitments and contingencies

Stockholders' deficit
Common stock, $.01 par value, 200,000,000 shares authorized, 136,064,233 issued and outstanding at December 31, 2009 *	-	1,360,642
Common stock, $.001 par value, 200,000,000 shares authorized, 110,953,778 issued and outstanding at December 31, 2010	110,954	-
Additional paid-in capital	7,176,106	4,946,622
Accumulated deficit	(10,781,919)	(8,898,907)
Total East Coast Diversified stockholders' deficit	(3,494,859)	(2,591,643)
Noncontrolling interest	(230,948)	-
Total stockholders' deficit	(3,725,807)	(2,591,643)

Total liabilities and stockholders' deficit	$239,861	$471,604

* Represents issued and outstanding shares of EarthSearch Communications at December 31, 2009 (pre-merger)

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Operations

	For the Year Ended December 31,
	2010	2009

Revenues:
Product sales	$76,984	$68,580
Consulting	21,757	30,000
User fees	30,507	48,613

Total revenues	129,248	147,193

Operating expenses:
Cost of revenues:
Product sales	41,085	21,252
Consulting	1,901	-
User fees	38,587	38,070
Selling, general and administrative expenses	2,404,804	1,498,889
Loss on disposal of assets	21,779	12,180

Total operating expenses	2,508,156	1,570,391

Loss from operations	(2,378,908)	(1,423,198)

Other income (expense)
Other income	65	-
Interest expense	(108,550)	(50,027)
Loss on conversion of debt	(66,157)	-
Loss on acquisition of non-controlling interest	(55,849)	-
Total other income (expense)	(230,491)	(50,027)

Net loss before noncontrolling interests	(2,609,399)	(1,473,225)
Net loss attributable to noncontrolling interests	112,507	-

Net loss	$(2,496,892)	$(1,473,225)

Net loss per share - basic and diluted	$(0.03)	$(0.01)

Weighted average number of shares
oustanding during the period -
basic and diluted	77,118,976	98,358,696

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Stockholders' Deficit
For the Years Ended December 31, 2010 and 2009

	Common stock
			Additional paid-in	Accumulated	Noncontrolling	Total stockholders'
	Shares	Amount	capital	deficit	interest	deficit

Balance, December 31, 2008	75,774,233	$757,742	$4,824,045	$(7,425,682)	$-	$(1,843,895)

Common shares issued for cash	40,240,000	402,400	122,577	-	-	524,977

Common shares issued for conversion of loans payable - related party	13,200,000	132,000	-	-	-	132,000

Common shares issued for services	6,850,000	68,500	-	-	-	68,500

Net loss	-	-	-	(1,473,225)	-	(1,473,225)

Balance, December 31, 2009	136,064,233	1,360,642	4,946,622	(8,898,907)	-	(2,591,643)

Common shares issued for cash prior to Stock Exchange	7,445,417	74,455	48,545	-	-	123,000

Common shares issued for conversion of loans payable - related party prior to Stock Exchange	6,000,000	60,000	-	-	-	60,000

Common shares issued for services prior to Stock Exchange	4,000,000	40,000	-	-	-	40,000

Effect of Stock Exchange on April 2, 2010	(95,848,349)	(1,387,429)	1,402,429	-	-	15,000

Noncontrolling interest at date of Stock Exchange	(10,000,662)	(100,007)	(342,217)	613,880	(171,656)	-

Recapitalization			(67,994)	-	-	(67,994)

Common shares issued for cash after Stock Exchange	39,069,732	39,070	494,055	-	-	533,125

Common shares issued for conversion of loans payable - related party after Stock Exchange	2,500,000	2,500	22,500	-	-	25,000

Common shares issued for conversion of loans payable after Stock Exchange	13,584,383	13,584	209,666	-	-	223,250

Common shares issued for services after Stock Exchange	7,700,000	7,700	135,459	-	-	143,159

Stock issuance costs	-	-	(23,000)	-	-	(23,000)

In kind contribution of services	-	-	347,846	-	-	347,846

Common shares issued for acquisition of 1,800,000 shares of EarthSearch Communications common stock from noncontrolling interest	439,024	439	2,195	-	53,215	55,849

Net loss	-	-	-	(2,496,892)	(112,507)	(2,609,399)

Balance, December 31, 2010	110,953,778	$110,954	$7,176,106	$(10,781,919)	$(230,948)	$(3,725,807)

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(2,496,892)	$(1,473,225)
Adjustments to reconcile net loss to net cash used in operations:
Noncontrolling interests	(112,507)	-
Depreciation and amortization	197,112	220,887
Bad debt expense	-	66,587
Loss on conversion of debt	66,157	-
Loss on disposal of assets	21,779	12,180
Loss on acquisition of noncontrolling interest	55,849	-
Stock issued in lieu of cash compensation	183,159	68,500
In-kind contribution of services	347,846	-
Interest accrued on loans payable	91,755	46,625
Changes in operating assets and liabilities:
Accounts receivable, net	(47,263)	(68,846)
Inventory	(42,189)	-
Prepaid expenses	5,000	(5,000)
Supplier advances	29,576	8,314
Accounts payable and accrued expenses	104,917	(126)
Accrued payroll and related liabilities	540,290	343,728
Net cash used in operating activities	(1,055,411)	(780,376)

Cash flows from investing activities:
Capital expenditures	(6,760)	(2,795)
Capitalized research and development costs	-	(55,639)
Payments of escrow deposits	(145,000)	(100,000)
Proceeds received for reimbursement of escrow deposits	220,000	-
Cash received in reverse merger	6	-
Net cash from (used in) investing activities	68,246	(158,434)

Cash flows from financing activities:
Proceeds from issuance of common stock	656,125	524,977
Stock issuance costs	(23,000)	-
Change in bank overdraft	(5,207)	(3,629)
Proceeds from loans payable	376,931	125,000
Proceeds from loans payable - related party	264,823	435,197
Repayments of loans payable - related party	(281,995)	(141,997)
Net cash from financing activities	987,677	939,548

Net increase in cash	512	738

Cash at beginning of year	766	28

Cash at end of year	$1,278	$766

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Cash Flows (Continued)

	For the Year Ended December 31,
	2010	2009
Supplemental disclosure of cash flow information:

Cash paid for interest	$16,795	$3,402

Cash paid for taxes	$-	$-

Non-cash investing and financing activities:

Issuance of 13,584,383 shares of common stock in conversion of loans payable	$157,093	$-

Issuance of 8,500,000 and 13,000,000 shares of common stock in conversion of loans payable - related party, respectively	$85,000	$130,000

Reduction of 95,848,349 shares of common stock in stock exchange	$1,387,429	$-

Recognition of noncontrolling interest at date of stock exchange	$171,656	$-

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 1 – Nature of Business, Presentation, and Going Concern

Organization

EarthSearch was founded in November 2003 as a Georgia corporation.  The company subsequently re-incorporated in Delaware on July 8, 2005. The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda in Brazil, were discontinued during 2007.

On December 18, 2009, East Coast Diversified Corporation's (ECDC" or the "Company") former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC (collectively the "Sellers"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with Kayode Aladesuyi (the "Buyer"), pursuant to which the Sellers beneficial owners of an aggregate of 6,997,150 shares of the Company's common stock (the "Sellers' Shares"), agreed to sell and transfer the Sellers' Shares to the Buyer for total consideration of Three Hundred Thousand Dollars ($300,000.00). The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") with EarthSearch Communications International, Inc. ("EarthSearch"), pursuant to which the Company agreed to issue 35,000,000 shares of the Company's restricted common stock to the shareholders of EarthSearch. On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch. As a result of the execution and losing of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch (the "Share Exchange"). The Board passed a resolution electing the new Board members and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange is being accounted for us as an acquisition and recapitalization. EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch. The accumulated deficit of EarthSearch was also carried forward after the acquisition.

Specific calculations used in the acquisition and recapitalization and the effect of the share exchange on April 2, 2010 are as follows:

	Shares	%
Total EarthSearch shares oustanding at April 2, 2010	153,509,650	100.00%

Shares not exchanged in Share Exchange	10,000,662	6.51%

Shares exchanged	143,508,988	93.49%

EarthSearch Equity Balances on April 2, 2010:

	Total	Non-Controlling %	Non-Controlling Interest
Common Stock	1,535,097	6.51%	100,007
Additional Paid In Capital	5,253,013	6.51%	342,217
Accumulated Deficit	(9,423,033)	6.51%	(613,880)

Total	(2,634,923)		(171,656)

Effect of Share Exchange on April 2, 2010:

	Common Stock			Additional Paid In
	Shares	$		Capital	Total
EarthSearch Stock given in Share Exchange	(143,508,988)		(1,435,090)	1,435,090	-

New ECDC shares issued in Share Exchange	35,000,000		35,000	(35,000)	-

Issuance of ECDC common stock for debt conversion on April 2, 2010	5,400,000		5,400	9,600	15,000

Issuance of ECDC common stock for purchase of controlling interest	6,997,150		6,997	(6,997)	-

Shares of ECDC not acquired in exchange	263,489		264	(264)	-

Totals	(95,848,349)		(1,387,429)	1,402,429	15,000

Recapitalization of ECDC Accumulated Deficit at April 2, 2010:

As EarthSearch is considered the acquirer for accounting purposes, ECDC’s accumulated deficit needed to be adjusted by $67,994, or recapitalized, in order for EarthSearch’s accumulated deficit to remain correct in consolidation.

On Decemer 31, 2010, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company's common stock. As of December 31, 2010, the Company owns 94.66% of the issued and outstanding stock of EarthSearch.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 1 – Nature of Business, Presentation, and Going Concern (Continued)

Nature of Operations

The Company has created the world’s first integration of RFID and GPS technology and is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

The Company’s development of GPS devices embedded with RFID modules represents its core technology and products. The Company has licensed various patents relating to the technology used in the Company’s products and has commenced sales and commercialization of the technology which the Company expects will result in revenue that will allow the Company to sustain its current operation and get to a profitable status.

The Company launched sales operations in 2008 but subsequently withdrew sales and commercial resources from the market mid-2008 and 2009 due to the negative economic and market conditions.  During that time, the Company refocused its efforts on the redesign and integration of RFID and GPS technologies into its products.   Commercial sales were re-established in 2010.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $10,781,919 at December 31, 2010, a net loss and net cash used in operations of $2,496,892 and $1,060,618, respectively, for the year ended December 31, 2010.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company’s to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate revenues, and continue to raise additional investment capital.  No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates in the accompanying consolidated financial statements include the amortization period for intangible assets, impairment valuation of intangible assets, depreciable lives of the website and property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets.  Actual results could differ from those estimates and would impact future results of operations and cash flows.

Principles of Consolidation

The consolidated financial statements include the accounts of East Coast Diversified Corporation and its majority-owned subsidiary, EarthSearch Communications International, Inc.  All significant inter-company balances and transactions have been eliminated in consolidation.

Reclassifications

Certain items on the 2009 consolidated balance sheet, statement of operations, and statement of cash flows have been reclassified to conform to the current period presentation.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 2 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2010 and 2009, respectively, the Company had no cash equivalents.

Accounts Receivable

The Company grants unsecured credit to commercial and governmental customers in the United States and abroad.  Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense was $0 and $66,587 for the years ended December 31, 2010 and 2009, respectively, and is included in general and administrative expenses.  At December 31, 2010 and 2009, the allowance for doubtful accounts was $0 and $260,577, respectively.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance sheet credit exposure to its customers.

Inventories

Inventories are stated at the lower of cost or market (“LCM”). The Company uses the first-in-first-out (“FIFO”) method of valuing inventory. Inventory consists primarily of finished goods and accessories for resale.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from 5 years to 7 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Research and Development Costs

The Company accounts for research and development costs in accordance with ASC 730 “Research and Development”.  ASC 730 requires that research and development costs be charged to expense when incurred.  Research and development costs charged to expense were $333,971 and $200,837 for the years ended December 31, 2010 and 2009, respectively.

Prior to the adoption of ASC 730, costs incurred internally in researching and developing computer software products were charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, all software costs are capitalized until the product is available for general release to customers. Judgment is required in determining when technological feasibility of a product is established. We have determined that technological feasibility for our software products is reached after all high-risk development issues have been resolved through coding and testing Generally, this occurs shortly before products which will utilize the software are released to manufacturing which occurred in January 2007. The amortization of these costs is included in general and administrative expense over the estimated life of the software, which is estimated to be 3 years.

The Company capitalized $0 and $55,639 of research and development costs in the years ended December 31, 2010 and 2009, respectively.  The Company recorded amortization expense of $180,845 and $204,283 for the years ended December 31, 2010 and 2009, respectively.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 2 – Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  FASB ASC 820 states that a fair value measurement should be determined based on the assumptions the market participants would use in pricing the asset or liability.  In addition, FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the types of valuation information (“inputs”) are observable or unobservable.  Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The three broad levels defined by FASB ASC 820 hierarchy are as follows:

Level 1 – quoted prices for identical assets or liabilities in active markets.
Level 2 – pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.
Level 3 – valuations derived from methods in which one or more significant inputs or significant value drivers are unobservable in the markets.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments.  Changes in such judgments could have a material impact on fair value estimates.  In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes.  Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, inventory, accounts payable and accrued expenses and accrued compensation. The fair value of the Company’s loans payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Revenue Recognition

The Company generates revenue through three processes: (1) Sale of its RFID/GPS products, (2) Fees for consulting services provided to its customers, and (3) Service Fees for the use of its advanced web based asset management platform.

•	Revenue for RFID/GPS products is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.
•	Revenue for consulting services is recognized when the services have been performed.
•	Revenue for service fees is recognized ratably over the term of the use agreement.

Stock-Based Compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees” ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

The Company has not granted any stock options as of December 31, 2010.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 2 – Summary of Significant Accounting Policies (Continued)

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes.  Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled.  The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs.  Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The Financial Accounting Standards Board (FASB) has issued ASC 740 “Income Taxes” (formerly, Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” – An Interpretation of FASB Statement No. 109 (FIN 48)).  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of December 31, 2010.

Basic and Diluted Loss Per Share

The Company computes income (loss) per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations.  Basic EPS is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period.  Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.   There were no potentially dilutive shares outstanding as of December 31, 2009.  As of December 31, 2010, there were $64,391 of convertible notes payable and $81,512 of convertible notes payable to related parties which are convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.  However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments.  The Company operates in only one operating segment as of December 31, 2010.

Accounting Standards Codification

In September 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 105, formerly FASB Statement No. 168, the FASB Accounting Standards Codification (“Codification”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), a replacement of FASB Statement No. 162 (“SFAS 168”). SFAS 168 establishes the Codification as the single source of authoritative GAAP in the United States, other than rules and interpretive releases issued by the SEC. The Codification is a reorganization of current GAAP into a topical format that eliminates the current GAAP hierarchy and establishes instead two levels of guidance — authoritative and non-authoritative. All non-grandfathered, non-SEC accounting literature that is not included in the Codification will become non-authoritative. The FASB’s primary goal in developing the Codification is to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular accounting topic in one place. The Codification was effective for interim and annual periods ending after September 15, 2009. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on the Company’s consolidated financial statements.

Note 3 – Recent Accounting Pronouncements

In January 2010, the FASB issued ASC Update 2010-01, “Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash” (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASCU 2010-01 to have a material effect on the consolidated financial position, results of operations or cash flows of the Company.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 3 – Recent Accounting Pronouncements (Continued)

In January 2010, the FASB issued Accounting Standards Codification (“ASC”) Update 2010-02, “Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary”. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASCU 2010-02 to have a material effect on the consolidated financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued, and the Company adopted, ASC Update No. 2010-05, “Escrowed Share Arrangements and the Presumption of Compensation” (ASCU No. 2010-05”).  ASCU No. 2010-05 codifies the SEC staff’s views on escrowed share arrangements which historically has been that the release of such shares to certain shareholders based on performance criteria is presumed to be compensatory.  When evaluating whether the presumption of compensation has been overcome, the substance of the arrangement should be considered, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction.  In general, in financing transactions the escrowed shares should be reflected as a discount in the allocation of proceeds.  In debt financings the discounts are to be amortized using the effective interest method, while discounts on equity financings are not generally amortized.  As it relates to future financings, the adoption of this update may have an effect on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASC Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” which updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements.  This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3.  This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis.  In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements.  For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities.  This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements.  This update becomes effective for the Company with the interim and annual reporting period beginning November 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting periods beginning November 1, 2011.  The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes.  Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company’s consolidated financial statements.

In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update; however, we do not expect the adoption of this update to have a material impact on our consolidated financial statements.

Management believes that any other recently issued but not yet effective accounting pronouncements, if adopted, will not have a material effect on the Company’s present or future consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 4 – Property and Equipment

Property and equipment at December 31, 2010 and 2009 consisted of:

	2010	2009

Machinery and equipment	$33,042	$26,611
Furniture and fixtures	23,135	22,806
Leased assets	7,700	28,498
	63,877	77,915
Less: accumulated depreciation	(48,568)	(43,400)
Equipment not in service	-	21,509

Property and equipment, net	$15,309	$56,024

Depreciation expense for the years ended December 31, 2010 and 2009 was $16,267 and $16,604, respectively.  During the year ended December 31, 2010, the Company disposed of leased assets having a net book value of $8,159 and transferred $23,049 of equipment not in service and leased assets to inventory.

Note 5 – Loans Payable

Loans payable at December 31, 2010 and 2009 consisted of the following:

	2010	2009

Unsecured $450,000 note payable to Azfar Haque, which bears interest at 9% per annum and was originally due June 15, 2008. The note is currently in default. Accrued interest is equal to $112,805 and $72,305 respectively.	$562,805	$522,305
Unsecured $80,000 note payable to Rainmaker Global, Inc. which bears interest at 30% per annum and was originally due December 31, 2009. The note is currently in default. Accrued interest is equal to $30,125 and $6,125 respectively.	110,125	86,125
Unsecured non-interest bearing note payable due on demand by Company to Charms Investments Inc.	-	25,000
$55,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due April 15, 2010. The due date of the note has been extended to December 31, 2011. Accrued interest is equal to $4,359 at December 31, 2010.	20,891	-
$40,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due October 16, 2010. The due date of the note has been extended to December 31, 2011. Accrued interest is equal to $3,500 at December 31, 2010.	43,500	-
Unsecured non-interest bearing note payable due on demand by Company to Leonard Marella.	20,000	20,000
Unsecured non-interest bearing note payable due on demand by Company to Steve Palmer.	8,000	8,000
Unsecured non-interest bearing note payable due on demand by Company to Syed Ahmed.	7,000	7,000
Unsecured non-interest bearing note payable due on demand by Company to Alina Farooq.	3,500	3,500
Unsecured non-interest bearing note payable due on demand by Company to William Johnson.	17,506	-

Total	$793,327	$671,930

The Company accrued interest expense of $75,984 and $46,625 for the years ended December 31, 2010 and 2009, respectively, on the above loans.  Accrued interest is included in the loan balances.

All of the convertible notes held by Charms Investments Inc. are automatically convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Loans payable – related parties at December 31, 2010 and 2009 consisted of the following:

	2010	2009

Unsecured non-interest bearing note payable due on demand to Frank Russo, a Director of the Company.	$422,006	$476,206
Unsecured note payable to Edward Eppel, a Director of the Company, which bears interest at 10% per annum and is due on demand.	173,256	126,400
Unsecured non-interest bearing note payable due on demand to Andrea Rocha, Comptroller and wife of Company's Chief Executive Officer and President.	-	2,600
Unsecured non-interest bearing convertible note payable to Kayode Aladesuyi, Chief Executive Officer and President, and was originally due July 30, 2010. The due date of the note has been extended to December 31, 2011.	81,512	-
Unsecured non-interest bearing note payable due on demand to Kayode Aladesuyi, Chief Executive Officer and President.	18,456	2,000

Total	$695,230	$607,206

The Company accrued interest expense of $15,771 and $0 for the years ended December 31, 2010 and 2009, respectively, on the above loans.  Accrued interest is included in the loan balances.

On July 30, 2010, Charms Investments Inc. assigned its interest in a convertible note to Mr. Kayode Aladesuyi, the Company’s Chief Executive Officer, President and a Director of the Company (see Note 6 – Related Parties).  The note is automatically convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.

Note 6 – Related Parties

Frank Russo, a Director of the Company, is a note holder of the Company (see Note 5 – Loans Payable).   During the year ended December 31, 2009, Mr. Russo converted $100,000 of the note into 10,000,000 shares of the Company’s common stock. During the year ended December 31, 2010, Mr. Russo converted $60,000 of the note into 6,000,000 shares of the Company’s common stock.  The Company borrowed $29,800 and $144,300 from and repaid $24,000 and $11,500 to Mr. Russo during the years ended December 31, 2010 and 2009, respectively.  The Company issued 400,000 shares of its common stock to Mr. Russo for services during the year ended December 31, 2009 (see Note 7 – Stockholders’ Deficit).

Edward Eppel, a Director of the Company, is a note holder of the Company (see Note 5 – Loans Payable).  The Company borrowed $31,085 and $126,400 from Mr. Eppel during the years ended December 31, 2010 and 2009, respectively.  The Company issued 5,100,000 shares of its common stock to Mr. Eppel for services during the year ended December 31, 2009 (see Note 7 – Stockholders’ Deficit).

Andrea Rocha, Comptroller of the Company, is the wife of Kayode Aladesuyi, the Company’s Chairman, Chief Executive Officer, and President of the Company.  Ms. Rocha was a note holder of the Company (see Note 5 – Loans Payable).  The Company borrowed $32,000 from Ms. Rocha during the year ended December 31, 2009.  During the year ended December 31, 2009, Ms. Rocha converted $32,000 of the note into 3,200,000 shares of the Company’s common stock.  During the year ended December 31, 2010, the Company repaid $2,600 to Ms. Rocha. On October 5, 2009, Ms. Rocha purchased 4,800,000 shares of the Company’s common stock for $48,000 and on December 31, 2010 the Company issued 1,900,000 shares of the Company’s common stock in exchange of salaries payable to Ms. Rocha of $19,159.

Kayode Aladesuyi is the holder of an unsecured non-interest bearing note of the Company (see Note 5 – Loans Payable).  During the year ended December 31, 2009, the Company borrowed $132,497 from and repaid $130,497 to Mr. Aladesuyi on this note.  During the year ended December 31, 2010, the Company borrowed $170,937 from and repaid $154,482 to Mr. Aladesuyi.  On July 30, 2010, Charms Investments Inc. assigned its interest in their $196,425 convertible note to Mr. Aladesuyi (see Note 5 – Loans Payable).  The convertible note is automatically convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.  The Company issued 4,000,000 and 400,000 shares of its common stock to Mr. Aladesuyi for services during the years ended December 31, 2010 and 2009, respectively (see Note 7 – Stockholders’ Deficit).  During the year ended December 31, 2009, Mr. Aladesuyi purchased 15,000,000 shares of the Company’s common stock for $150,000.

During the year ended December 31, 2010, the Company borrowed $25,000 from Valerie Aladesuyi, the former wife of Kayode Aladesuyi.  Also during the year ended December 31, 2010, Ms. Aladesuyi converted the $25,000 note into 2,500,000 shares of the Company’s common stock (see Note 7 – Stockholders’ Deficit).

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 6 – Related Parties (Continued)

On April 2, 2010, prior to the Stock Exchange, Anis Sherali, a Director of the Company, purchased 200,000 shares of the Company’s common stock for $5,000.  From April 2, 2010 through December 31, 2010 Mr. Sherali purchased 27,769,232 shares of the Company’s stock for $265,900.  The Company issued 100,000 shares of its common stock to Mr. Sherali for services during the year ended December 31, 2009 (see Note 7 – Stockholders’ Deficit).

During the year ended December 31, 2010, officers and shareholders of the Company contributed services having a fair market value of $347,846 (see Note 7 – Stockholders’ Deficit).

Note 7 – Stockholders’ Deficit

Authorized Capital

On September 9, 2010, the Company’s Board of Directors authorized to increase the Company’s authorized Common Stock to 200 million (200,000,000) shares.

On September 17, 2010, the Company’s Board of Directors authorized a twenty-five million share common stock incentive plan (the “2010 Stock Incentive Plan”) for our management and consultants which were registered under a registration statement on Form S-8 on September 27, 2010.

Common Stock Issued for Cash

During the year ended December 31, 2009, the Company issued 40,240,000 shares of common stock for a total of $524,977 ($0.013 per share).

During the year ended December 31, 2010, the Company issued 46,515,149 shares of common stock for a total of $656,125 ($0.014 per share).

Common Stock Issued in Conversion of Debt

During the year ended December 31, 2009, the Company issued 13,200,000 shares of common stock in the conversion of $132,000 of notes payable to related parties (see Note 4 – Related Parties).

During the year ended December 31, 2010, the Company issued 8,500,000 shares of common stock in the conversion of $85,000 of notes payable to related parties (see Note 6 – Related Parties) and 13,584,383 shares of common stock in the conversion of $157,093 of notes payable to unrelated parties.

Stock Issued for Services

Prior to the Stock Exchange on April 2, 2010, the Company issued 4,000,000 and 400,000 shares of common stock for services, at par value of $.01 per share, to Kayode Aladesuyi, the Company’s Chief Executive Officer, President and a Director of the Company, during the years ended December 31, 2010 and 2009, respectively (see Note 6 – Related Parties).  These values were based on the grant date fair value of the services rendered in accordance with ASC Topic 718 as the Company was not a publicly traded company and there was no established market for its shares.

The Company’s Board of Directors unanimously agreed to grant two million shares to Mr. Kayode Aladesuyi, the Company’s Chief Executive Officer and Chairman, under the 2010 Stock Incentive Plan dated September 17, 2010, in lieu of unpaid salary of $87,500 out of an accrued aggregate of $175,000.  Such shares of common stock were to be issued from the shares registered under a registration statement on Form S-8 filed September 27, 2010 representing the 2010 Stock Incentive Plan.  Mr. Aladesuyi declined the acceptance of the shares and, accordingly, the issuance was cancelled.

The Company issued 400,000 shares of its common stock to Frank Russo for services, at par value of $.01 per share, during the year ended December 31, 2009 (see Note 6 – Related Parties).  This value was based on the grant date fair value of the services rendered in accordance with ASC Topic 718 as the Company was not a publicly traded company and there was no established market for its shares.

The Company issued 5,100,000 shares of its common stock to Edward Eppel for services, at par value of $.01 per share, during the year ended December 31, 2009 (see Note 6 – Related Parties).  This value was based on the grant date fair value of the services rendered in accordance with ASC Topic 718 as the Company was not a publicly traded company and there was no established market for its shares.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 7 – Stockholders’ Deficit (Continued)

The Company issued 100,000 shares of its common stock to Anis Sherali for services, at par value of $.01 per share, during the year ended December 31, 2009 (see Note 6 – Related Parties).  This value was based on the grant date fair value of the services rendered  in accordance with ASC Topic 718 as the Company was not a publicly traded company and there was no established market for its shares.

During the year ended December 31, 2009, the Company issued 850,000 shares to an unrelated party for services, at par value of $.01 per share.  This value was based on the grant date fair value of the services in accordance with ASC Topic 718 rendered as the Company was not a publicly traded company and there was no established market for its shares.

During the year ended December 31, 2010, the Company issued 7,700,000 shares to unrelated parties for services, at an average price of $.02 per share based on the market value of the shares at the time of issuance.  1,500,000 of these shares were issued under the 2010 Stock Incentive Plan dated September 17, 2010.

In-Kind Contribution of Services

During the year ended December 31, 2010, officers and directors of the Company contributed services having a fair market value of $347,846 (see Note 6 – Related Parties).

Acquisition of Noncontrolling Interest in EarthSearch Communications

On December 31, 2010, the Company issued 439,024 shares of its common stock to a noncontrolling shareholder of its subsidiary, EarthSearch Communications International, Inc., for 1,800,000 shares of EarthSearch’s common stock.  The shares were valued at the market price of $0.006 at December 31, 2010 and resulted in a loss on the acquisition of $55,849 as follows:

Value of shares issued in exchange (439,024 shares at $0.006 per share)	$2,634
Fair value of non-controlling interest acquired	(53,215)

Loss on acquisition of non-controlling interest	$55,849
The Company owns 94.66% of EarthSearch as of December 31, 2010.

Note 8 – Escrow Deposits

On December 18, 2009, the principal shareholders (the “Sellers”) of East Coast Diversified Corporation (“ECDC”) entered into a Securities Purchase Agreement (the “Agreement”) with Kayode Aladesuyi (the “Buyer”), the President of the Company, pursuant to which Sellers, owners of record and beneficially an aggregate of 7,029,950 shares of Common Stock, par value $0.001 per share (“Common Stock”) of ECDC, agreed to sell and transfer Sellers' 7,029,950 shares of Common Stock (the "Sellers’ Shares”) to the Buyer for total consideration of Three Hundred Thousand ($300,000) Dollars. The Agreement also provided that the Company would enter into a share exchange agreement with the Company.

In connection with this transaction the Company deposited $100,000 as of December 31, 2009 in escrow towards the final purchase price of the transaction.  The Company deposited an additional $120,000 in 2010 prior to April 2, 2010.  The escrow deposits were reimbursed to the Company during the quarter ended June 30, 2010 by the ultimate investors that acquired the Sellers’ shares.

On January 26, 2010, the Company began negotiations with G-TECHONOLOGIES SDN BHD (“G-TECH”), a Malaysian entity, to acquire a 10% interest of G-TECH and issued a $25,000 refundable deposit with G-TECH.  The Company is currently performing its due diligence of G-TECH and is continuing its negotiations.

Note 9 – Income Taxes

No provisions were made for income taxes for the years ended December 31, 2010 and 2009 as the Company had cumulative operating losses.  For the years ended December 31, 2010 and 2009, the Company incurred net losses for tax purposes of $2,609,399 and $1,473,225, respectively.  The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 9 – Income Taxes (Continued)

	For the Year Ended
	December 31,
	2010	2009

United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%

Provision for income tax	0.0%	0.0%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

	December 31,
	2010	2009
Deferred income tax assets:

Net operating loss carry forwards	$3,920,540	$3,025,630
Valuation allowance	(3,920,540)	(3,025,630)

Net deferred income tax assets	$-	$-

The Company has established a full valuation allowance on its deferred tax asset because of a lack of sufficient positive evidence to support its realization.  The valuation allowance increased by $894,910 and $500,900 for the years ended December 31, 2010 and 2009, respectively.

The Company has a net operating loss carryover of $11,508,306 to offset future income tax.  The net operating losses expire as follows:

December 31,
2024	$1,152,418
2025	1,917,800
2026	1,663,944
2027	1,475,037
2028	1,216,483
2029	1,473,225
2030	2,609,399
$11,508,306

Note 10 – Commitments and Contingencies

Operating Leases

The Company leases its office facilities in Atlanta, Georgia for $4,796 per month.  The term of the lease is 38 months and expires on May 31, 2011.  At December 31, 2010, future minimum lease payments under the lease are $23,980 for 2011.

Rent expense was $63,445 and $65,119 for the years ended December 31, 2010 and 2009, respectively.

Note 11– Subsequent Events

On January 8, 2011, the Company issued 32,857,143 shares of common stock in the conversion of $230,000 of salaries payable to Mr. Kayode Aladesuyi, the Company’s Chairman and Chief Executive Officer.

On January 8, 2011, the Company issued 357,143 shares of common stock in the conversion of $2,500 of accounts payable to an unrelated vendor.

East Coast Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010

Note 11– Subsequent Events (Continued)

During the period January 1 through April 4, 2011, the Company sold 4,670,089 shares of its restricted common stock in private placements for a total of $52,500 or an average of $0.011 per share.

During the period January 1 through March 31, 2011, the Company issued 4,055,556 shares of common stock in the conversion of $37,500 of notes payable to related parties and 5,800,000 shares of common stock in the conversion of $70,000 of notes payable to unrelated parties.

During the period January 1 through March 31, 2011, the Company issued 500,000 shares to unrelated parties for services, at an average market price of $0.012 per share.

The Company has evaluated subsequent events through the date the consolidated financial statements were issued and filed with Securities and Exchange Commission. The Company has determined that there are no other events that warrant disclosure or recognition in the consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS

Current assets
Cash	$8,345	$1,278
Accounts receivable, net	243,985	49,522
Inventory	37,093	51,618
Prepaid expenses	76,365	-
Total current assets	365,788	102,418

Property and equipment, net	7,914	15,309

Other assets
Capitalized research and development costs, net	13,910	92,613
Escrow deposits	8,127	25,000
Security deposits	4,521	4,521
Total other assets	26,558	122,134

Total assets	$400,260	$239,861

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Loans payable	$815,891	$793,327
Loans payable - related party	618,494	695,230
Accounts payable and accrued expenses	864,427	813,411
Accrued payroll and related liabilities	1,622,228	1,663,700
Total current liabilities	3,921,040	3,965,668

Other liabilities	-	-

Total liabilities	3,921,040	3,965,668

Commitments and contingencies	-	-

Stockholders' deficit
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 480,000,000 and 200,000,000 shares authorized, 197,076,989 and 110,953,778 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	197,077	110,954
Additional paid-in capital	8,127,391	7,176,106
Accumulated deficit	(11,587,976)	(10,781,919)
Total East Coast Diversified stockholders' deficit	(3,263,508)	(3,494,859)
Noncontrolling interest	(257,272)	(230,948)
Total stockholders' deficit	(3,520,780)	(3,725,807)

Total liabilities and stockholders' deficit	$400,260	$239,861

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Revenues:
Product sales	$20,027	$23,465	$189,657	$32,214
Consulting	62,720	1,301	230,220	1,901
User fees	10,444	7,600	43,406	20,825
Total revenues	93,191	32,366	463,283	54,940

Operating Expenses
Cost of revenues:
Product sales	14,121	2,925	100,960	15,845
Consulting	12,182	-	71,548	-
User fees	20,199	18,413	42,068	27,718
Selling, general and administative expense	319,157	690,829	972,314	1,796,801
Loss on disposal of assets	-	-	-	21,779

Total operating expenses	365,659	712,167	1,186,890	1,862,143

Loss from operations	(272,468)	(679,801)	(723,607)	(1,807,203)

Other income (expense)
Other income	-	-	-	65
Interest expense	(44,152)	(23,901)	(88,535)	(69,278)
Loss on conversion of debt	(20,239)	(63,750)	(20,239)	(63,750)
Total other income (expense)	(64,391)	(87,651)	(108,774)	(132,963)

Net loss before noncontrolling interests	(336,859)	(767,452)	(832,381)	(1,940,166)
Net loss attributable to noncontrolling interests	9,001	35,376	26,324	77,599

Net loss	$(327,858)	$(732,076)	$(806,057)	$(1,862,567)

Net loss per share - basic and diluted	$(0.00)	$(0.01)	$(0.00)	$(0.02)

Weighted average number of shares outsanding during the period - basic and diluted	180,067,427	52,364,680	165,205,586	81,041,013
See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Stockholders' Deficit
For the Nine Months Ended September 30, 2011
(unaudited)

	Common stock		Additional			Total
			paid-in	Accumulated	Noncontrolling	stockholders'
	Shares	Amount	capital	deficit	interest	deficit

Balance, December 31, 2010	110,953,778	$110,954	$7,176,106	$(10,781,919)	$(230,948)	$(3,725,807)

Common shares issued for cash	13,188,390	13,188	156,062	-	-	169,250

Common shares issued for conversion of loans payable - related party	13,005,556	13,006	86,249	-	-	99,255

Common shares issued for conversion of loans payable	14,748,313	14,748	182,215	-	-	196,963

Common shares issued for conversion of accrued salaries to related party	32,857,143	32,857	197,143	-	-	230,000

Value of beneficial conversion feature of convertible notes payable	-	-	33,565	-	-	33,565

Common shares issued for conversion of accounts payable	357,143	357	2,143	-	-	2,500

Common shares issued for services	11,966,666	11,967	293,908			305,875

Net loss for the nine months ended September 30, 2011 (unaudited)				(806,057)	(26,324)	(832,381)

Balance, September 30, 2011 (unaudited)	197,076,989	$197,077	$8,127,391	$(11,587,976)	$(257,272)	$(3,520,780)

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Stockholders' Deficit
For the Year Ended December 31, 2010
(unaudited)

	Common stock		Additional			Total
			paid-in	Accumulated	Noncontrolling	stockholders'
	Shares	Amount	capital	deficit	interest	deficit

Balance, December 31, 2009	136,064,233	$1,360,642	$4,946,622	$(8,898,907)	$-	$(2,591,643)

Common shares issued for cash prior to Stock Exchange	7,445,417	74,455	48,545	-	-	123,000

Common shares issued for conversion of loans payable - related party prior to Stock Exchange	6,000,000	60,000	-	-	-	60,000

Common shares issued for services prior to Stock Exchange	4,000,000	40,000	-	-	-	40,000

Effect of Stock Exchange on April 2, 2010	(95,848,349)	(1,387,429)	1,402,429	-	-	15,000

Noncontrolling interest at date of Stock Exchange	(10,000,662)	(100,007)	(342,217)	613,880	(171,656)	-

Recapitalization			(67,994)	-	-	(67,994)

Common shares issued for cash after Stock Exchange	39,069,732	39,070	494,055	-	-	533,125

Common shares issued for conversion of loans payable - related party after Stock Exchange	2,500,000	2,500	22,500	-	-	25,000

Common shares issued for conversion of loans payable after Stock Exchange	13,584,383	13,584	209,666	-	-	223,250

Common shares issued for services after Stock Exchange	7,700,000	7,700	135,459	-	-	143,159

Stock issuance costs	-	-	(23,000)	-	-	(23,000)

In kind contribution of services	-	-	347,846	-	-	347,846

Common shares issued for acquisition of 1,800,000 shares of EarthSearch Communications common stock from noncontrolling interest	439,024	439	2,195	-	53,215	55,849

Net loss	-	-	-	(2,496,892)	(112,507)	(2,609,399)

Balance, December 31, 2010	110,953,778	$110,954	$7,176,106	$(10,781,919)	$(230,948)	$(3,725,807)

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	September 30, 2011	September 30, 2010
Cash flows from operating activities:
Net loss	$(806,057)	$(1,862,567)
Adjustments to reconcile net loss to net cash used in operations:
Noncontrolling interests	(26,324)	(77,599)
Depreciation and amortization	86,098	156,260
Loss on conversion of debt	20,239	63,750
Loss on disposal of assets	-	21,866
Stock issued in lieu of cash compensation	-	128,000
Stock issued for services	239,625	-
In-kind contribution of services	-	347,846
Amortization of payment redemption premium as interest	7,683	-
Accretion of beneficial conversion feature on convertible notes payable as interest	13,535	-
Interest accrued on loans payable	63,237	57,875
Changes in operating assets and liabilities:
Accounts receivable, net	(194,463)	(9,547)
Inventory	14,525	(39,864)
Prepaid expenses	(173)	5,000
Supplier advances	-	16,817
Escrow deposits	16,873	-
Bank overdraft	-	(5,207)
Accounts payable and accrued expenses	52,476	49,613
Accrued payroll and related liabilities	188,528	281,764
Net cash used in operating activities	(324,198)	(865,993)

Cash flows from investing activities:
Capital expenditures	-	(6,760)
Cash received in reverse merger	-	6
Proceeds received for reimbursement of escrow deposits	-	220,000
Payments of escrow deposits	-	(145,000)
Net cash from investing activities	-	68,246

Cash flows from financing activities:
Proceeds from issuance of common stock	169,250	369,925
Proceeds from loans payable	113,072	376,932
Proceeds from loans payable - related party	154,919	217,367
Repayments of loans payable - related party	(105,976)	(167,082)
Net cash from financing activities	331,265	797,142

Net increase (decrease) in cash	7,067	(605)

Cash at beginning of period	1,278	766

Cash at end of period	$8,345	$161

See accompanying notes to consolidated financial statements.
   continued

East Coast Diversified Corporation and Subsidiary
Consolidated Statements of Cash Flows (Continued)
(unaudited)

	For the Nine Months Ended
	September 30, 2011	September 30, 2010
Supplemental disclosure of cash flow information:

Cash paid for interest	$4,080	$11,403

Cash paid for taxes	$-	$-

Non-cash investing and financing activities:

Issuance of 14,748,313 and 500,000 shares of common stock in conversion of loans payable	$138,478	$26,250

Issuance of 13,055,556 and 6,000,000 shares of common stock in conversion of loans payable - related party, resepctively	$137,500	$60,000

Payment redemption premiums on convertible notes payable	$17,625	$-

Beneficial conversion feature of convertible notes payable	$33,565	$-

Issuance of 357,143 shares of common stock in conversion of accounts payable	$2,500	$-

Issuance of 32,857,143 shares of common stock in conversion of accrued salaries to related party	$230,000	$-

Reduction of 95,848,349 shares of common stock in stock exchange	$-	$(1,387,429)

Recognition of noncontrolling interest at date of stock exchange	$-	$(171,656)

See accompanying notes to consolidated financial statements.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 1 – Nature of Business, Presentation, and Going Concern

Organization

EarthSearch Communications International, Inc. (“EarthSearch”) was founded in November 2003 as a Georgia corporation. The company subsequently re-incorporated in Delaware on July 8, 2005. The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda in Brazil, were discontinued during 2007.

On December 18, 2009, East Coast Diversified Corporation's (“ECDC” or the “Company”) former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC (collectively the “Sellers”), entered into a Securities Purchase Agreement (the "Purchase Agreement") with Kayode Aladesuyi (the “Buyer”), pursuant to which the Sellers beneficial owners of an aggregate of 6,997,150 shares of the Company's common stock (the “Sellers' Shares”), agreed to sell and transfer the Sellers' Shares to the Buyer for an aggregate of Three Hundred Thousand Dollars ($300,000.00). The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with EarthSearch, pursuant to which the Company agreed to issue 35,000,000 shares of the Company's restricted common stock to the shareholders of EarthSearch. On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch. As a result of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch. The Board of Directors of the Company (the “Board”) passed a resolution electing the new members of the Board and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange is being accounted for us as an acquisition and recapitalization. EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch. The accumulated deficit of EarthSearch was also carried forward after the acquisition.

On December 31, 2010, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company's common stock. As of December 31, 2010, the Company owns 94.66% of the issued and outstanding stock of EarthSearch.

Nature of Operations

The Company has created an integration of Radio Frequency Identification technology (“RFID”) and GPS technology and is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

The Company’s development of GPS devices embedded with RFID modules represents its core technology and products. The Company has licensed various patents relating to the technology used in the Company’s products and has commenced sales and commercialization of the technology which the Company expects will result in revenue that will allow the Company to sustain its current operation and get to a profitable status.

The Company launched sales operations in 2008 but subsequently withdrew sales and commercial resources from the market mid-2008 and 2009 due to the negative economic and market conditions.  During that time, the Company refocused its efforts on the redesign and integration of RFID and GPS technologies into its products.   Commercial sales were re-established in 2010.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 1 – Nature of Business, Presentation, and Going Concern (Continued)

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information.  Accordingly, they do not include all of the information and footnotes required in annual financial statements.  In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position and results of operations and cash flows.  The results of operations presented are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

These unaudited consolidated financial statements should be read in conjunction with our 2010 annual consolidated financial statements included in our Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on April 15, 2011.

Going Concern

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As reflected in the accompanying unaudited consolidated financial statements, the Company had an accumulated deficit of $11,587,976 at September 30, 2011, a net loss and net cash used in operations of $806,057 and $324,198, respectively, for the nine months ended September 30, 2011.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate revenues, and continue to raise additional investment capital.  No assurance can be given that the Company will be successful in these efforts.

The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Management believes that actions presently being taken to obtain additional funding and implement its strategic plans will afford the Company the opportunity to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates in the accompanying consolidated financial statements include the amortization period for intangible assets, impairment valuation of intangible assets, depreciable lives of the website and property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets.  Actual results could differ from those estimates and would impact future results of operations and cash flows.

Principles of Consolidation

The consolidated financial statements include the accounts of East Coast Diversified Corporation and its majority-owned subsidiary, EarthSearch Communications International, Inc.  All significant inter-company balances and transactions have been eliminated in consolidation.

Reclassifications

Certain items on the 2010 consolidated statement of operations and statement of cash flows have been reclassified to conform to the current period presentation.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2011 and December 31, 2010, respectively, the Company had no cash equivalents.

Accounts Receivable

The Company grants unsecured credit to commercial and governmental customers in the United States and abroad.  Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense was $0 and $0 for the three and nine months ended September 30, 2011 and 2010, respectively.  At September 30, 2011 and December 31, 2010, the allowance for doubtful accounts was $0 and $0, respectively.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance sheet credit exposure to its customers.

Inventories

Inventories are stated at the lower of cost or market (“LCM”). The Company uses the first-in-first-out (“FIFO”) method of valuing inventory. Inventory consists primarily of finished goods and accessories for resale.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from 5 years to 7 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Depreciation expense was $1,563 and $4,367 for the three months ended September 30, 2011 and 2010, respectively, and $7,395 and $12,449 for the nine months ended September 30, 2011 and 2010, respectively.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Research and Development Costs

The Company accounts for research and development costs in accordance with ASC 730 “Research and Development”.  ASC 730 requires that research and development costs be charged to expense when incurred.  Research and development costs charged to expense were $37,142 and $173,272 for the three months ended September 30, 2011 and 2010, respectively, and $37,142 and $252,816 for the nine months ended September 30, 2011 and 2010, respectively.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Research and Development Costs (Continued)

Prior to the adoption of ASC 730, costs incurred internally in researching and developing computer software products were charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, all software costs are capitalized until the product is available for general release to customers. Judgment is required in determining when technological feasibility of a product is established. We have determined that technological feasibility for our software products is reached after all high-risk development issues have been resolved through coding and testing Generally, this occurs shortly before products which will utilize the software are released to manufacturing which occurred in January 2007. The amortization of these costs is included in general and administrative expense over the estimated life of the software, which is estimated to be 3 years.

The Company capitalized no research and development costs in the nine months ended September 30, 2011 and 2010, respectively.  The Company recorded amortization expense of $4,636 and $37,034 for the three months ended September 30, 2011 and 2010, respectively, and $78,703 and $143,812 for the nine months ended September 30, 2011 and 2010, respectively.  Accumulated amortization was $626,759 and $548,056 at September 30, 2011 and December 31, 2010, respectively.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  FASB ASC 820 states that a fair value measurement should be determined based on the assumptions the market participants would use in pricing the asset or liability.  In addition, FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the types of valuation information (“inputs”) are observable or unobservable.  Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The three broad levels defined by FASB ASC 820 hierarchy are as follows:

Level 1 – quoted prices for identical assets or liabilities in active markets.
Level 2 – pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.
Level 3 – valuations derived from methods in which one or more significant inputs or significant value drivers are unobservable in the markets.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments.  Changes in such judgments could have a material impact on fair value estimates.  In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes.  Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2011. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, inventory, accounts payable and accrued expenses and accrued compensation. The fair value of the Company’s loans payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company generates revenue through three processes: (1) Sale of its RFID/GPS products, (2) Fees for consulting services provided to its customers, and (3) Service Fees for the use of its advanced web based asset management platform.

●	Revenue for RFID/GPS products is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.
●	Revenue for consulting services is recognized when the services have been performed.
●	Revenue for service fees is recognized ratably over the term of the use agreement.

Stock-Based Compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

The Company has not granted any stock options as of September 30, 2011.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes.  Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled.  The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs.  Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The Financial Accounting Standards Board (FASB) has issued ASC 740 “Income Taxes” (formerly, Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” – An Interpretation of FASB Statement No. 109 (FIN 48)).  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of September 30, 2011.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Basic and Diluted Loss Per Share

The Company computes income (loss) per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations.  Basic EPS is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period.  Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

As of September 30, 2011 and 2010, there were $16,391 and $307,675, respectively, of convertible notes payable and $4,518 and $0, respectively, of convertible notes payable to related parties which are convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.  However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments.  The Company operates in only one operating segment as of September 30, 2011.

Accounting Standards Codification

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on September 15, 2009.  At that date, the ASC became FASB’s officially recognized source of authoritative generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature.  All other accounting literature is considered non-authoritative.  The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies.  Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards to date had any material effect on these consolidated financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2011 through the date these financial statements were issued.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 3 – Loans Payable

Loans payable at September 30, 2011 and December 31, 2010 consisted of the following:

	September 30, 2011	December 31, 2010

Unsecured $450,000 note payable to Azfar Haque, which bears interest at 9% per annum and was originally due June 15, 2008. The note is currently in default. On September 19, 2011, $25,000 of this note was transferred to Southridge Partners II, LP. Accrued interest is equal to $143,180 and $112,805 respectively.	$518,180	$562,805

Unsecured $80,000 note payable to Rainmaker Global, Inc. which bears interest at 30% per annum and was originally due December 31, 2009. The note is currently in default. Accrued interest is equal to $48,125 and $30,125 respectively.	128,125	110,125

$55,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due April 15, 2010. The due date of the note has been extended to December 31, 2011. Accrued interest is equal to $0 and $4,359, respectively.	-	20,891

$40,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due October 16, 2010. The due date of the note has been extended to December 31, 2011. Accrued interest is equal to $5,500 and $3,500, respectively.	16,391	43,500

Unsecured non-interest bearing note payable, due on demand, to Leonard Marella.	20,000	20,000

Unsecured non-interest bearing note payable, due on demand, to Steve Palmer.	8,000	8,000

Unsecured non-interest bearing note payable, due on demand, to Syed Ahmed.	7,000	7,000

Unsecured non-interest bearing note payable, due on demand, to Alina Farooq.	3,500	3,500

Unsecured non-interest bearing note payable, due on demand, to William Johnson.	-	17,506

Unsecured non-interest bearing note payable, due on demand, to Robert Saidel.	13,500	-

Unsecured non-interest bearing note payable, due on demand, to Michael Johnstone.	2,100	-

Unsecured non-interest bearing note payable, due on demand, to Michael Carbone, Sr.	9,000	-

Unsecured $25,000 convertible note payable to Mindshare Holdings, Inc., which bears interest at 8% per annum and due January 5, 2012. The note includes a redemption premium of $7,500 and is discounted for its beneficial conversion feature of $13,508.	25,379	-

Unsecured $25,000 convertible note payable to Southridge Partners II LP, which bears interest at 8% per annum and due January 5, 2012. The note includes a redemption premium of $7,500 and is discounted for its beneficial conversion feature of $10,634.	26,894	-

Unsecured $17,500 convertible note payable to Southridge Partners II LP, which bears interest at 5% per annum and due February 1, 2012. The note includes a redemption premium of $2,625 and is discounted for its beneficial conversion feature of $9,423.	12,822	-

Unsecured $25,000 note payable to Southridge Partners II, LP which was transferred from Azfar Haque on September 19, 2011. The note bears interest at 9% per annum and was originally due June 15, 2008. The note is currently in default.	25,000	-

Total	$815,891	$793,327

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 3 – Loans Payable (Continued)

The Company accrued interest expense of $50,375 and $75,984 for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively, on the above loans.  Accrued interest is included in the loan balances.

The Company borrowed $113,072 and $376,931 during the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.  The Company made no payments on the loans during the nine months ended September 30, 2011 and the year ended December 31, 2010.  During the nine months ended September 30, 2011, the Company converted $138,478 of loans payable into 14,748,313 shares of the Company’s common stock.  During the year ended December 31, 2010, the Company converted $157,093 of loans payable into 13,584,383 shares of the Company’s common stock.

All of the convertible notes held by Charms Investments Inc. are automatically convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.

On July 5, 2011, the Company issued a $25,000 unsecured convertible promissory note to Mindshare Holdings, Inc.  The note bears interest at 8% per annum, is due January 5, 2012, and is convertible at a 35% discount to the average of the two low closing bid prices during the five day period prior to the conversion date.  The note includes a redemption premium of $7,500 which is being amortized as interest expense over the term of the loan.  The note is discounted by the value of its beneficial conversion feature of $13,508, of which, $6,387 has been accreted as interest expense for the nine months ended September 30, 2011.  The outstanding balance of the loan at September 30, 2011 is $25,379.

On July 5, 2011, the Company issued a $25,000 unsecured convertible promissory note to Southridge Partners II LP.  The note bears interest at 8% per annum, is due January 5, 2012, and is convertible at a 30% discount to the average of the two low closing bid prices during the five day period prior to the conversion date.  The note includes a redemption premium of $7,500 which is being amortized as interest expense over the term of the loan.  The note is discounted by the value of its beneficial conversion feature of $10,634, of which, $5,028 has been accreted as interest expense for the nine months ended September 30, 2011.  The outstanding balance of the loan at September 30, 2011 is $26,894.

On August 25, 2011, the Company issued a $17,500 unsecured convertible promissory note to Southridge Partners II LP.  The note bears interest at 5% per annum, is due January 5, 2012, and is convertible at a 35% discount to the average of the two low closing bid prices during the five day period prior to the conversion date.  The note includes a redemption premium of $2,625 which is being amortized as interest expense over the term of the loan.  The note is discounted by the value of its beneficial conversion feature of $9,423, of which, $2,120 has been accreted as interest expense for the nine months ended September 30, 2011.  The outstanding balance of the loan at September 30, 2011 is $12,822.

On September 9, 2011, Azfar Hague transferred $25,000 of the $450,000 note payable to him to Southridge Partners II LP per a Securities Transfer Agreement between the two parties.  The note bears interest at 9% per annum and is currently in default.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 4 – Related Parties

Loans payable – related parties at September 30, 2011 and December 31, 2010 consisted of the following:

	September 30, 2011	December 31, 2010

Unsecured non-interest bearing note payable, due on demand, to Frank Russo, a Director of the Company.	$411,599	$422,006
Unsecured note payable to Edward Eppel, a Director of the Company, which bears interest at 10% per annum and is due on demand. Accrued interest is equal to $11,821 and $0, respectively.	185,377	173,256
Unsecured non-interest bearing note payable, due on demand, to Anis Sherali, a Director of the Company.	17,000	-
Unsecured non-interest bearing convertible note payable to Kayode Aladesuyi, Chief Executive Officer and President, and was originally due July 30, 2010. The due date of the note has been extended to December 31, 2011.	4,518	81,512
Unsecured non-interest bearing note payable, due on demand, to Kayode Aladesuyi, Chief Executive Officer and President.	-	18,456

Total	$618,494	$695,230

Frank Russo, a Director of the Company, is a holder of an unsecured non-interest bearing note of the Company.  At December 31, 2009, $476,206 was due to Mr. Russo.  During the year ended December 31, 2010, Mr. Russo converted $60,000 of the note into 6,000,000 shares of the Company’s common stock (See Note 5 – Stockholders’ Deficit).  The Company borrowed $0 and $29,800 from and repaid $10,407 and $24,000 to Mr. Russo during the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

Edward Eppel, a Director of the Company, is a holder of a note of the Company which bears interest at 10% per annum.  At December 31, 2009, $126,400 was due to Mr. Eppel.  The Company borrowed $299 and $31,085 from Mr. Eppel during the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.  $11,821 and $15,771 of interest was accrued and included in the loan balance for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

On April 2, 2010, prior to the Share Exchange, Anis Sherali, a Director of the Company, purchased 200,000 shares of the Company’s common stock for $5,000.  From April 2, 2010 through December 31, 2010 Mr. Sherali purchased 27,769,232 shares of the Company’s stock for $265,900.  During the nine months ended September 30, 2011, the Company borrowed $144,000 from Mr. Sherali and issued a non-interest bearing note.  Also during the nine months ended September 30, 2011, the Company converted $127,000 of the note to common stock and issued 13,005,556 shares to Mr. Sherali (see Note 5 – Stockholders’ Deficit).

On July 30, 2010, Charms Investments Inc. (“Charms”) assigned its interest in their $174,425 convertible note to Mr. Aladesuyi. During the year ended December 31, 2010, the Company borrowed and additional $8,000 from and repaid $100,913 to Mr. Aladesuyi.  During the nine months ended September 30, 2011, the Company repaid $66,494 to Mr. Aladesuyi.  Also during the nine months ended September 30, 2011, Mr. Aladesuyi sold and assigned interest in $10,500 of the note to Charms and the Company converted the $10,500 of the note to common stock and issued 2,200,000 shares to Charms (see Note 5 – Stockholders’ Deficit).  The note is automatically convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.

Kayode Aladesuyi, the Company’s Chairman, Chief Executive Officer, and President, is the holder of an unsecured non-interest bearing note of the Company.  At December 31, 2009, the outstanding balance on the note was $2,000.  During the year ended December 31, 2010, the Company borrowed $170,937 from and repaid $154,481 to Mr. Aladesuyi. During the nine months ended September 30, 2011, the Company borrowed $10,619 from and repaid $29,075 to Mr. Aladesuyi.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 4 – Related Parties (Continued)

The Company issued 4,000,000 shares of its common stock to Mr. Aladesuyi for services during the years ended December 31, 2010 (see Note 5 – Stockholders’ Deficit).  During the nine months ended September 30, 2011, the Company converted $230,000 of accrued salaries due to Mr. Aladesuyi to common stock and issued 32,857,143 shares to Mr. Aladesuyi.

Andrea Rocha, Comptroller of the Company, is the wife of Kayode Aladesuyi.  Ms. Rocha was a holder of an unsecured non-interest bearing note of the Company.  At December 31, 2009, the outstanding balance on the note was $2,600.  During the year ended December 31, 2010, the Company repaid $2,600 to Ms. Rocha.  On December 31, 2010 the Company issued 1,900,000 shares of the Company’s common stock in exchange of salaries payable to Ms. Rocha of $19,159 (see Note 5 – Stockholders’ Deficit).

During the year ended December 31, 2010, the Company borrowed $25,000 from Valerie Aladesuyi, the former wife of Kayode Aladesuyi.  Also during the year ended December 31, 2010, Ms. Aladesuyi converted the $25,000 note into 2,500,000 shares of the Company’s common stock (see Note 5 – Stockholders’ Deficit).

During the nine months ended September 30, 2011 and the year ended December 31, 2010, officers and shareholders of the Company contributed services having a fair market value of $0 and $347,846, respectively (see Note 5 – Stockholders’ Deficit).

Note 5 – Stockholders’ Deficit

Authorized Capital

On September 9, 2010, the Board authorized the increase of the Company’s authorized Common Stock from seventy five million (75,000,000) to two hundred million (200,000,000) shares.

On September 17, 2010, the Board authorized the creation of a common stock incentive plan (the “2010 Stock Incentive Plan”) for our management and consultants.  The Company registered twenty five million (25,000,000) shares of its common stock pursuant to the 2010 Stock Incentive Plan on Form S-8 filed with the Commission on September 27, 2010.  As of September 30, 2011, no options have been granted under the plan.

On June 3, 2011 the Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized capital stock to 500,000,000 shares, par value $0.001 per share, including (i) 480,000,000 shares of common stock, par value $0.001 per share and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share.  The effective date of the Amendment is June 1, 2011.

Common Stock Issued for Cash

During the year ended December 31, 2010, the Company issued 46,515,149 shares of common stock in private placements for a total of $656,125 ($0.014 per share).

During the nine months ended September 30, 2011, the Company issued 13,188,390 shares of common stock in private placements for a total of $169,250 ($0.013 per share).

Common Stock Issued in Conversion of Debt

During the year ended December 31, 2010, the Company issued 8,500,000 shares of common stock in the conversion of $85,000 of notes payable to related parties (see Note 4 – Related Parties) and 13,584,383 shares of common stock in the conversion of $157,093 of notes payable to unrelated parties (see Note 3 – Loans Payable).

During the nine months ended September 30, 2011, the Company issued 13,005,556 shares of common stock in the conversion of $127,000 of notes payable to related parties (see Note 4 – Related Parties) and 14,748,313 shares of common stock in the conversion of $138,478 of notes payable to unrelated parties (see Note 3 – Loans Payable).

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 5 – Stockholders’ Deficit (Continued)

Stock Issued for Services

Prior to the Share Exchange on April 2, 2010, the Company issued 4,000,000 shares of common stock for services, at par value of $0.01 per share, to Kayode Aladesuyi, the Company’s Chief Executive Officer, President and a Director of the Company, during the year ended December 31, 2010 (see Note 4 – Related Parties).  These values were based on the fair value of services rendered as the Company was not a publicly traded company and there was no established market for its shares.

The Company’s Board of Directors unanimously agreed to grant two million shares to Mr. Kayode Aladesuyi, the Company’s Chief Executive Officer and Chairman, under the 2010 Stock Incentive Plan dated September 17, 2010, in lieu of unpaid salary of $87,500 out of an accrued aggregate of $175,000.  Such shares of common stock were to be issued from the shares registered under a registration statement on Form S-8 filed September 27, 2010 representing the 2010 Stock Incentive Plan.  Mr. Aladesuyi declined the acceptance of the shares and, accordingly, the issuance was cancelled.

During the year ended December 31, 2010, the Company issued 7,700,000 shares to unrelated parties for services, at an average price of $0.02 per share based on the market value of the shares at the time of issuance.  1,500,000 of these shares were issued under the 2010 Stock Incentive Plan dated September 17, 2010.

During the nine months ended September 30, 2011, the Company converted $230,000 of accrued salaries due to Mr. Aladesuyi to common stock and issued 32,857,143 shares to Mr. Aladesuyi, at a price of $0.007 per share based on the market value of the shares at the time of issuance.

During the nine months ended September 30, 2011, the Company issued 357,143 shares to an unrelated party for conversion of an outstanding accounts payable of $2,500, at a price of $0.007 per share based on the market value of the shares at the time of issuance.

During the nine months ended September 30, 2011, the Company issued 11,966,666 shares to unrelated parties for services, at an average price of $0.026 per share based on the market value of the shares at the time of issuance.

In-Kind Contribution of Services

During the nine months ended September 30, 2011 and the year ended December 31, 2010, officers and directors of the Company contributed services having a fair market value of $0 and $347,846, respectively (see Note 4 – Related Parties).

Acquisition of Noncontrolling Interest in EarthSearch Communications

On December 31, 2010, the Company issued 439,024 shares of its common stock to a noncontrolling shareholder of its subsidiary, EarthSearch Communications International, Inc. (“EarthSearch”), for 1,800,000 shares of EarthSearch’s common stock.  The shares were valued at the market price of $0.006 at December 31, 2010 and resulted in a loss on the acquisition of $55,849 as follows:

Value of shares issued in exchange (439,024 shares at $0.006 per share)	$2,634
Fair value of non-controlling interest acquired	(53,215)

Loss on acquisition of non-controlling interest	$55,849

The Company owns 94.66% of EarthSearch as of December 31, 2010 and September 30, 2011.

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 6 – Income Taxes

No provisions were made for income taxes for the nine months ended September 30, 2011 and 2010 as the Company had cumulative operating losses.  For the nine months ended September 30, 2011 and 2010, the Company incurred net losses for tax purposes of $832,381 and $1,940,166, respectively.  The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

	For the Nine Months Ended September 30,
	2011	2010

United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%

Provision for income tax	0.0%	0.0%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

	September 30, 2011	December 31, 2010
Deferred income tax assets:

Net operating loss carry forwards	$4,195,830	$3,920,540
Valuation allowance	(4,195,830)	(3,920,540)

Net deferred income tax assets	$-	$-

The Company has established a full valuation allowance on its deferred tax asset because of a lack of sufficient positive evidence to support its realization.  The valuation allowance increased by $275,290 and $894,910 for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

The Company has a net operating loss carryover of $12,340,687 at September 30, 2011 to offset future income tax.  The net operating losses expire as follows:

December 31,
2024	$1,152,418
2025	1,917,800
2026	1,663,944
2027	1,475,037
2028	1,216,483
2029	1,473,225
2030	2,609,399
2031	832,381
$12,340,687

East Cost Diversified Corporation and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2011
 (unaudited)

Note 7 – Commitments and Contingencies

Operating Leases

The Company leases its office facilities in Atlanta, Georgia for $4,796 per month.  The original term of the lease was 38 months and expired on May 31, 2011.  The lease was extended to December 31, 2011.  At September 30, 2011, future minimum lease payments under the lease are $14,388 for 2011.

Rent expense was $49,005 and $47,201 for the nine months ended September 30, 2011 and 2010, respectively.

Note 8 – Subsequent Events

On October 12, 2011, the company issued a convertible promissory note to First Trust Management for $16,290.  The note is due July 12, 2012, bears interest at 7% per annum, and is convertible into shares of the Company’s common stock at a conversion price of 67% of the average of the two lowest bid prices during the five trading days immediately prior to the date of the conversion.

On October 17 2011 the Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to change the par value of its 20,000,000 shares of preferred stock from a par value of $0.001 per share to $0.002 per share.  Additionally, the preferred stock has both conversion rights to common stock and voting rights at a ratio of 20 to 1.

On October 23, 2011, (the “Execution Date”) Company entered into an a share exchange agreement (the “Rogue Paper Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue Paper”) and certain shareholders of Rogue Paper (the “Rogue Paper Shareholders”).

Pursuant to the Rogue Paper Share Exchange Agreement, the Company shall acquire fifty-one percent (51%) of the issued and outstanding shares of common stock of Rogue Paper (the “Rogue Paper Common Shares”) in exchange for two million five hundred thousand (2,500,000) shares of the Company’s preferred stock, par value $0.002 per share (the “Preferred Shares”).  No sooner than twelve months from the Execution Date, the Preferred Shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million (50,000,000) shares of the Company’s common stock.

Commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share.  Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share.  Furthermore, the Company shall purchase up to an additional one million ($1,000,000) of Rogue Paper Common Shares, in intervals to be determined, over the course of the next twelve months following the Execution Date.

On October 28, 2011, the Company issued 1,375,000 shares of its preferred stock to Frank Russo, a director of the Company, in lieu of accrued compensation of $125,000 for the year ended December 31, 2010 while he was an employee of the Company.

On October 28, 2011, the Company issued 4,285,715 shares of its preferred stock to Kayode Aladesuyi, the Chief Executive Officer and a director of the Company, as compensation for past services at EarthSearch for the years 2003 through 2009.  Additionally, another 1,428,571 shares of preferred stock were issued to Mr. Aladesuyi as payment for an initial license fee for the assignment of certain patents transferred to the Company by Mr. Aladesuyi.

On November 2, 2011, the company issued a convertible promissory note to Azfar Haque for $32,500.  The note is due May 28, 2012, bears interest at 9% per annum, and is convertible into shares of the Company’s common stock at the market price of the Company’s stock at the date of the conversion.

On November 11, 2011, the company issued a convertible promissory note to William Johnson for $12,000.  The note is due January 11, 2012, bears interest at 7% per annum, and is convertible into shares of the Company’s common stock at a conversion price of 70% of the then current market price of the Company’s common stock at the date of the conversion.

For the period from October 1, 2011 through November 14, 2011, the Company issued 10,527,778 shares of its common stock in private placements for a total of $46,450 ($0.004 per share).

For the period from October 1, 2011 through November 14, 2011, the Company issued 32,669,752 shares of its common stock in conversion of loans payable in the amount of $132,891.

The Company has evaluated subsequent events through the date the financial statements were issued and filed with Securities and Exchange Commission. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

Unaudited Pro Forma Combined Condensed Balance Sheet and Statements of Operations

The following unaudited pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and the explanatory notes give effect to the acquisition of Rogue Paper, Inc. on October 23, 2011 by the Company.

The pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. These pro forma combined condensed balance sheet and pro forma combined condensed statements of operations have been prepared utilizing the historical financial statements of East Coast Diversified Corporation (“ECDC”) and Rogue Paper, Inc. (“Rogue”) and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro forma combined condensed statements of operations for the year ended December 31, 2010 have been prepared as if the acquisition of Rogue during 2011 by ECDC had been consummated on February 17, 2010 (Rogue’s date of Inception). The pro forma combined condensed statements of operations for the nine months ended September 30, 2011 have been prepared as if the Rogue acquisition by ECDC had been consummated January 1, 2011. The pro forma combined condensed balance sheet has been prepared as if the acquisition of Rogue by ECDC was consummated on September 30, 2011.

These pro forma combined condensed financial statements are provided for illustrative purposes only, and do not purport to be indicative of the actual financial position or results of operations had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and/or cost savings that the combined entity may achieve with respect to the combined companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2011 (UNAUDITED)

	East Coast
	Diversified
	Corporation	Rogue Paper, Inc.	Pro Forma
	Historical	Historical	Adjustments	Ref	Combined
ASSETS

Current assets:
Cash	$8,345	$37,374	$-		$45,719
Accounts receivable, net	243,985	81,915	-		325,900
Inventory	37,093	-	-		37,093
Prepaid expenses	76,365	-	-		76,365
Advances to officer	-	1,000	-		1,000

Total current assets	365,788	120,289	-		486,077

Property and equipment, net	7,914	4,664	-		12,578

Non-current assets:
Unidentified intangibles and goodwill	-	-	1,488,798	(1)	1,488,798
Capitalized research and development costs, net	13,910	-	-		13,910
Other non-current assets	12,648	-	-		12,648

Total assets	$400,260	$124,953	$1,488,798		$2,014,011

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Loans payable	$815,891	$-	$-		$815,891
Loans payable - related parties	618,494	-	-		618,494
Accounts payable and accrued expenses	864,427	44,217	-		908,644
Accrued payroll and related liabilities	1,622,228	-	-		1,622,228
Total current liabilities	3,921,040	44,217	-		3,965,257

Noncurrent liabilities	-	-	-		-

Total liabilities	3,921,040	44,217	-		3,965,257

Commitments and contingencies:
Contingent acquisition liabilities	-	-	1,184,973	(2)	1,184,973

Shareholders' equity	(3,520,780)	80,736	303,825	(3)	(3,136,219)

Total liabilities and shareholders' equity	$400,260	$124,953	$1,488,798		$2,014,011

(1)
Represents unidentified intangibles of $1,488,798 as a result of the purchase price allocation of the acquired assets and liabilities of Rogue Paper, Inc. assuming the transaction occurred on September 30, 2011.  The initial accounting of the excess of the purchase price paid over the fair value of the assets and liabilities acquired is not complete as a significant portion of the assets acquired were intangible assets that need to be appraised.  As a result, the full amount of the excess of the purchase price over the fair value of the assets and liabilities has been classified as unidentified intangibles in the Pro Forma as of September 30, 2011.

(2)	Represents the following contingent acquisition liabilities:

Contingent redemption rights of East Coast Diversified's preferred stock issued in exchange for Rogue Paper's common stock (redemption price of $0.60 per share)	$1,155,000
Contingent redemption tights of Rogue Paper's non-controlling common stock shareholders at $0.03 per share	29,973
$1,184,973

In addition to the above contingent acquisition liabilities, East Coast Diversified Corporation may purchase up to one million dollars ($1,000,000) of common shares of Rogue Paper.

(3)	The following adjustments were made to the equity accounts:

To eliminate existing preferred stock of Rogue Paper, Inc.	$(21,000)
To eliminate existing common stock of Rogue Paper, Inc.	(203,900)
To eliminate existing additional paid in capital of Rogue Paper, Inc.	(189,000)
To eliminate accumulated deficit of Rogue Paper, Inc.	333,164
Record preferred stock issuance to Rogue Shareholders per Exchange Agreement, at par	25,000
Record additional paid in capital from Rogue Exchange Agreement share issuance	320,000
To recognize 49% noncontrolling interests in the net assets of Rogue Paper, Inc.	39,561
$303,825

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED)

	East Coast
	Diversified
	Corporation	Rogue Paper, Inc.	Pro Forma
	Historical	Historical	Adjustments	Ref	Combined
		(1)

Revenues	$463,283	$457,410	$-		$920,693

Operating expenses:
Cost of revenues	214,576	305,690			520,266
Selling general and administrative expenses	972,314	214,511			1,186,825

Total Operating expenses	1,186,890	520,201	-		1,707,091

Loss from operations	(723,607)	(62,791)	-		(786,398)

Other income (expense)	(108,774)	-	-		(108,774)

Loss before income taxes	(832,381)	(62,791)	-		(895,172)

Income tax expense (benefit)	-	-	-		-

Loss before noncontrolling interest	(832,381)	(62,791)	-		(895,172)

Loss attributable to noncontrolling interest	(26,324)	-	(30,768)	(2)	(57,092)

Net loss	$(806,057)	$(62,791)	$30,768		$(838,080)

Net loss per share;
Basic	$(0.00)	$(0.03)			$(0.01)

Diluted	$(0.00)	$(0.03)			$(0.00)

Weighted average number of shares:
Basic	165,205,586	2,021,714	(2,021,714)	(3)	165,205,586

Diluted	215,205,586	2,021,714	(2,021,714)	(3)	215,205,586

(1)	Represents unaudited results of operations of Rogue Paper, Inc. from January 1, 2011 to September 30, 2011.

(2)	Represents noncontrolling interests in the net loss of Rogue Paper, Inc. for the nine months ended September 30, 2011 as if Rogue Paper, Inc. was acquired as of January 1, 2011.

(3)	The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Rogue Paper, Inc. was acquired on January 1, 2010.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED)

	East Coast
	Diversified
	Corporation	Rogue Paper, Inc.	Pro Forma
	Historical	Historical	Adjustments	Ref	Combined
		(1)

Revenues	$129,248	$83,364	$-		$212,612

Operating expenses:
Cost of revenues	81,573	50,280			131,853
Selling general and administrative expenses	2,404,804	113,457			2,518,261

Total Operating expenses	2,486,377	163,737	-		2,650,114

Loss from operations	(2,357,129)	(80,373)	-		(2,437,502)

Other income (expense)	(252,270)	-	-		(252,270)

Loss before income taxes	(2,609,399)	(80,373)	-		(2,689,772)

Income tax expense (benefit)	-	-	-		-

Loss before noncontrolling interest	(2,609,399)	(80,373)	-		(2,689,772)

Loss attributable to noncontrolling interest	(112,507)	-	(39,383)	(2)	(151,890)

Net loss	$(2,496,892)	$(80,373)	$39,383		$(2,537,882)

Net loss per share;
Basic	$(0.03)	$(0.05)			$(0.03)

Diluted	$(0.01)	$(0.04)			$(0.01)

Weighted average number of shares:
Basic	77,118,976	1,597,484	(1,597,484)	(3)	77,118,976

Diluted	127,118,976	1,597,484	(1,597,484)	(3)	127,118,976

(1)	Represents audited results of operations of Rogue Paper, Inc. from February 17, 2010 (Inception) to December 31, 2010.

(2)
Represents noncontrolling interests in the net loss of Rogue Paper, Inc. for the period from February 17, 2010 (Inception) to December 31, 2010 as if Rogue Paper, Inc.was acquired as of February 17, 2010.

(3)	The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Rogue Paper, Inc. was acquired on February 17, 2010.

28,000,000

Shares of
Common Stock

EAST COAST DIVERSIFIED CORPORATION

PROSPECTUS

 _________________, 2011

UNTIL [—], ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$52.01
Legal Fees and Expenses	$25,000.00	*
Accounting Fees and Expenses	$5,000.00	*
Miscellaneous Expenses	$0	*
Total	$30,052.01	*
* Estimate

Indemnification of Directors and Officers

Nevada Corporation Law allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the 1933 Act. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and Consultants; provided, however, that, except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred will include the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition.

The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers of the Company. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable.

Furthermore, the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.  Currently, the Company does not have directors’ and officers’ liability insurance.

Recent Sales of Unregistered Securities

On April 2, 2010, pursuant to the Share Exchange Agreement, the Company issued 35,000,000 shares of the Company’s common stock to the shareholders of EarthSearch in exchange for 93.49% of the then issued and outstanding stock of EarthSearch.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 9, 2010, the Company issued 500,000 shares of the Company’s common stock pursuant to a debt conversion notice delivered by one investor, in satisfaction of a $25,000 debt.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.   These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 15, 2010, pursuant to a stock purchase agreement, the Company issued 500,000 shares of the Company’s common stock to one investor for $19,975.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 26, 2010, pursuant to a subscription agreement, the Company issued 1,657,500 shares of the Company’s common stock to eight investors for an aggregate purchase price of $130,450.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 3, 2010, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $18,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 5, 2010, pursuant to a consulting agreement, the Company issued 500,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $40,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 5, 2010, pursuant to a stock purchase agreement, the Company issued 1,000,000 shares of the Company’s common stock to one investor for $40,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 3, 2010, pursuant to a stock purchase agreement, the Company issued 3,000,000 shares of the Company’s common stock to a director for a purchase price of $31,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 9, 2010, pursuant to a stock purchase agreement, the Company issued 1,153,846 shares of the Company’s common stock to a director for a purchase price of $15,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 21, 2010, pursuant to a stock purchase agreement, the Company issued 1,000,000 shares of the Company’s common stock to a director for a purchase price of $10,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 8, 2010, the Company issued 2,864,383 shares of the Company’s common stock pursuant to a debt conversion notice delivered by one investor, in satisfaction of a $28,643 debt.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 22, 2010, the Company issued 2,500,000 shares of the Company’s common stock pursuant to a debt conversion notice delivered by one investor, in satisfaction of a $25,000 debt.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 30, 2010, pursuant to a stock purchase agreement, the Company issued 1,333,000 shares of the Company’s common stock to one investor for a purchase price of $14,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 8, 2010, pursuant to a subscription agreement, the Company issued 8,010,000 shares of the Company’s common stock to nine investors for an aggregate purchase price of $82,800.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 8, 2010, the Company issued 4,220,000 shares of the Company’s common stock pursuant to a debt conversion notice delivered by one investor, in satisfaction of a $42,200 debt.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2010, pursuant to a stock purchase agreement, the Company issued 1,000,000 shares of the Company’s common stock to one investor for a purchase price of $10,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2010, pursuant to a stock purchase agreement, the Company issued 19,415,386 shares of the Company’s common stock to a director for a purchase price of $168,400.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2010, the Company issued 6,000,000 shares of the Company’s common stock pursuant to a debt conversion notice delivered by one investor, in satisfaction of a $60,000 debt.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2010, the Company issued 439,024 shares of the Company’s common stock to a non-controlling shareholder of EarthSearch in exchange for 1,800,000 shares of EarthSearch’s common stock.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2010, pursuant to consulting agreements, the Company issued 3,600,000 shares of the Company’s common stock to three consultants for services rendered in the amount of $36,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2010, the Company issued 1,900,000 shares of the Company’s common stock to Andrea Sousa wife of the Company’s Chief Executive Officer, in lieu of salary.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investor received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 4, 2011, pursuant to a consulting agreement, the Company issued 400,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $3,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 8, 2011, the Company issued 32,857,143 shares of the Company’s common stock to Kayode Aladesuyi, the Company’s Chief Executive Officer, in lieu of salary.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 8, 2011, the Company issued 357,143 shares of the Company’s common stock to a vendor for payment of accounts payable in the amount of $2,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 11, 2011, pursuant to stock purchase agreements, the Company issued a total of 1,350,000 shares of the Company’s common stock to two shareholders for an aggregate purchase price of $9,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 12, 2011, pursuant to a stock purchase agreement, the Company issued 1,350,000 shares of the Company’s common stock to a shareholder for a purchase price of $2,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 13, 2011, pursuant to stock purchase agreements, the Company issued a total of 1,125,000 shares of the Company’s common stock to two shareholders for an aggregate purchase price of $7,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 17, 2011, pursuant to a debt conversion notice, the Company issued 5,000,000 shares of the Company’s common stock to satisfy a debt obligation of $50,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 19, 2011, pursuant to a stock purchase agreement, the Company issued 750,000 shares of the Company’s common stock to one investor for a purchase price of $5,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 27, 2011, pursuant to a stock purchase agreement, the Company issued 100,000 shares of the Company’s common stock to one investor for a purchase price of $1,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 10, 2011, pursuant to a stock purchase agreement, the Company issued 78,125 shares of the Company’s common stock to a shareholder for a purchase price of $2,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 17, 2011, pursuant to a debt conversion notice, the Company issued 800,000 shares of the Company’s common stock to satisfy a debt obligation of $20,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 25, 2011, pursuant to a debt conversion notice, the Company issued 4,055,556 shares of the Company’s common stock to satisfy a debt obligation to a director of $37,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 1, 2011, pursuant to a consulting agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $3,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 14, 2011, pursuant to a stock purchase agreement, the Company issued 156,250 shares of the Company’s common stock to a shareholder for a purchase price of $5,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 21, 2011, pursuant to a stock purchase agreement, the Company issued 285,714 shares of the Company’s common stock to a shareholder for a purchase price of $10,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 3, 2011, pursuant to a stock purchase agreement, the Company issued 450,000 shares of the Company’s common stock to a shareholder for a purchase price of $10,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 22, 2011, pursuant to a stock purchase agreement, the Company issued 500,000 shares of the Company’s common stock to a shareholder for a purchase price of $5,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 25, 2011, pursuant to stock purchase agreements, the Company issued 852,525 shares of the Company’s common stock to a shareholder for an aggregate purchase price of $15,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 2, 2011, pursuant to a consulting agreement, the Company issued 150,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,250.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 3, 2011, pursuant to a stock purchase agreement, the Company issued 350,000 shares of the Company’s common stock to a shareholder for a purchase price of $2,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 5, 2011, pursuant to a consulting agreement, the Company issued 4,166,666 shares of the Company’s common stock to a consultant for services rendered in the amount of $100,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 12, 2011, pursuant to a stock purchase agreement, the Company issued 36,667 shares of the Company’s common stock to one investor for a purchase price of $5,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 19, 2011, pursuant to a stock purchase agreement, the Company issued 250,000 shares of the Company’s common stock to a shareholder for a purchase price of $5,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 9, 2011, pursuant to a stock purchase agreement, the Company issued 125,000 shares of the Company’s common stock to a shareholder for a purchase price of $3,750.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 10, 2011, pursuant to a stock purchase agreement, the Company issued 625,000 shares of the Company’s common stock to a shareholder for a purchase price of $3,750.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 14, 2011, pursuant to a debt conversion notice, the Company issued 1,200,000 shares of the Company’s common stock to satisfy a debt obligation of $30,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 14, 2011, pursuant to a consulting agreement, the Company issued 800,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 17, 2011, pursuant to a stock purchase agreement, the Company issued 250,000 shares of the Company’s common stock to one investor for a purchase price of $7,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 27, 2011, pursuant to a stock purchase agreement, the Company issued 365,000 shares of the Company’s common stock to a shareholder for a purchase price of $3,000.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The investors had the necessary investment intent as required by Section 4(2) and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

EXHIBITS

All reference to Registrant’s Forms 8-K, 10-KSB, 10-K, 10-QSB and 10-Q include reference to File No. 000-03125.

Exhibit No.	Description

3.1	Certificate of Incorporation (as filed as Exhibit 3.1 to Registrant’s Form 10-SB12G, filed with the SEC on August 6, 2003)

3.2	Amendment to Certificate of Incorporation, dated June 3, 2011 (as filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 8, 2011)

3.3	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

3.4	Bylaws (as filed as Exhibit 3.2 to the Registrant’s Form 10SB12G, filed with the SEC on August 6, 2003)

5.1	Legal Opinion of Lucosky Brookman LLP*

10.1
Securities Purchase Agreement, dated December 18, 2009, by and among Frank Rovito, Aaron Goldstein, Green Energy Partners, LLC and Kayode Aladesuyi (incorporated by reference to Exhibit 10.1 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.2
Share Exchange Agreement, dated January 15, 2010, by and among East Coast Diversified Corporation, EarthSearch Communications International, Inc. and Kayode Aladesuyi, as representative of the shareholders of EarthSearch Communications International Inc. (as filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on January 19, 2011)

10.3
Settlement, Release and License Agreement, dated September 1, 2010, by and among Melvino Technologies Limited, ArrivalStar S.A. and EarthSearch Communications International, Inc. (as filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A, as filed with the SEC on September 22, 2010)

10.4
License Agreement, dated September 17, 2010, by and between BBGN&A LLC and East Coast Diversified Corporation (as filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K/A, as filed with the SEC on September 22, 2010)

10.5
Equity Purchase Agreement, dated July 1, 2011, by and between the Company and Southridge Partners II, LP (incorporated by reference to Exhibit 10.5 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.6
Registration Rights Agreement, dated July 1, 2011, by and between the Company and Southridge Partners II, LP (incorporated by reference to Exhibit 10.6 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.7	License Agreement dated September 17, 2010, by and between BBGN & K LLC and East Coast Diversified Corporation (incorporated by reference to Exhibit 10.7 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.8	Share Exchange Agreement, dated October 23, 2011, by and between the Company and Rogue Paper, Inc. *

23.1	Consent of KBL LLP *

23.2	Consent of Randall N. Drake, CPA P.A. *

23.3	Consent of Lucosky Brookman LLP (included in Exhibit 5.1 herewith)

101.INS	XBRL Instance Document*

101.SCH	XBRL Schema Document*

101.CAL	XBRL Calculation Linkbase Document*

101.DEF	XBRL Definition Linkbase Document*

101.LAB	XBRL Label Linkbase Document*

101.PRE	XBRL Presentation Linkbase Document*
___________________
*Filed herewith

Undertakings

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia on February 13, 2012

EAST COAST DIVERSIFIED CORPORATION

By:	/s/ Kayode Aladesuyi
Name: Kayode Aladesuyi
Title: Chief Executive Officer, Interim Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Kayode Aladesuyi	Chief Executive Officer (Principal Executive Officer),	February 13, 2012
Kayode Aladesuyi	President, Interim Chief Financial Officer (Principal Accounting Officer), Chairman

/s/ Frank Russo	Director	February 13, 2012
Frank Russo

/s/ Anis D. Sherali	Director	February 13, 2012
Anis D. Sherali

/s/ Edward Eppel	Director	February 13, 2012
Edward Eppel